EXHIBIT 99.2


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                         COMPREHENSIVE LICENSE AGREEMENT

                                      AMONG

                                   ENRON CORP.

                            ENRON NORTH AMERICA CORP.

                             ENRON NET WORKS L.L.C.

                                       AND

                                     UBS AG















DATED AS OF FEBRUARY 8, 2002

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                                TABLE OF CONTENTS
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Introduction      1


Article I         Non-Exclusive and Exclusive Licenses Granted By the Enron Parties...............................2

         1.1.     Non-Exclusive License to Proprietary Software...................................................2
                  (a)      Grant..................................................................................2
                  (b)      Term...................................................................................3
         1.2.     Exclusive License to Proprietary Software.......................................................3
                  (a)      Grant..................................................................................3
                  (b)      Term of Exclusivity....................................................................3
         1.3.     Delivery of Proprietary Software, Data and Certain Third Party Software.........................4
         1.4.     Modification and Development Rights; Ownership..................................................4
                  (a)      [Reserved].............................................................................4
                  (b)      Ownership of Proprietary Software......................................................4
                  (c)      Change Management Committee............................................................4
         1.5.     Ownership of Modifications and Developments.....................................................5
         1.6.     Enron Parties' Trade Secrets and Confidential Information.......................................5
                  (a)      Right to Access and Use of Trade Secrets and Confidential Information..................5
                  (b)      Limited Confidential Release of Enron Parties Employees................................5
                  (c)      Notice to Enron Parties' Employees.....................................................5
         1.7      Stand-Alone License to Use C-Logic Software.....................................................6
                  (a)       Grant.................................................................................6
                  (b)       Term..................................................................................6
                  (c)      Termination............................................................................6
                  (d)      Definition.............................................................................6
                  (e)      C-Logic Software Not Subject to Other Provisions.......................................6
                  (f)      Warranty Disclaimer and Limitations....................................................6
                  (g)      Indemnification........................................................................6
         1.8      Stand-Alone License to Use Enron Content........................................................7
                  (a)       Grant.................................................................................7
                  (b)      Restriction on Use.....................................................................7
                  (c)      Term...................................................................................7
                  (d)      Enron Content Not Subject to Other Provisions..........................................7
                  (e)      Warranty Disclaimer and Limitations....................................................7
                  (f)      Non-Infringement; Indemnification......................................................7

Article II         [Reserved].....................................................................................8


Article III       Hardware and Other Assets.......................................................................8


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         3.1.     Hardware........................................................................................8
         3.2.     Other Assets....................................................................................8
         3.3.     Trademarks......................................................................................8

Article IV        [Reserved]......................................................................................8


Article V         Royalties.......................................................................................8

         5.1.     Payment of Royalties and Delivery of Royalty Statement..........................................8
         5.2.     Infrastructure Set-Up; Disaster Recovery Facility Cost; Third Party License Costs...............9
         5.3.     Quarterly Financial Information.................................................................9
         5.4.     Right of Set-Off................................................................................9
         5.5.     Confidential Information.......................................................................10
         5.6.     Accounting for Gas and Power Business Unit.....................................................10
         5.7.     No Liability for Conduct of Business...........................................................10
         5.8.     Payments of Royalties..........................................................................10
         5.9.     Agreed Upon Procedures.........................................................................11
         5.10.    Allocation of Proceeds.........................................................................11
         5.11.    Definitions....................................................................................11

Article VI         Acceleration of Royalties and Extension of License............................................14

         6.1.      Acceleration Provisions.......................................................................14
                  (a)      UBS Call Option.......................................................................14
                  (b)      Enron Right...........................................................................15
                           (i)      Sale Exercise................................................................15

                           (ii)     Termination Exercise.........................................................16

                           (iii)    Securitization Exercise......................................................16

                           (iv)     Acceleration Exercise........................................................16

                  (c)      UBS Sale Option.......................................................................16
                  (d)      Procedural Matters....................................................................16
                  (e)      Enron Marketing Information Rights....................................................17
         6.2.      Option for Assignment and License of Proprietary Software and Other Intellectual Property
                  or for Perpetual Licenses.......................................................................17

Article VII        Non-Competition...............................................................................18

         7.1.     Non-Competition................................................................................18
         7.2.     Affiliate Transactions.........................................................................22
         7.3.     Injunctive Relief..............................................................................22
         7.4.     Third Party Proprietary Software and Data Usage Restrictions Agreement.........................22



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Article VIII      Initial Obligations of the Parties.............................................................22

         8.1.     UBS's Entry into Licenses of Third Party Software..............................................22
         8.2.     Termination of Right of Enron Affiliates and Third Parties.....................................22
         8.3.     Cooperation Necessary for IT Integration.......................................................22

Article IX        [Reserved].....................................................................................23


Article X         Launch of Web Site and UBS's Commencement of Gas and Power Business............................23

         10.1.    Commencement...................................................................................23
                  (a)      Logical Segregation and Security......................................................23
         10.2.    Cooperation, Conferences and Meetings..........................................................23

Article XI        Transition Services............................................................................24

         11.1.    Establishment of Additional Security by the Parties............................................24
         11.2.    Enron Transition Services......................................................................24
         11.3.    UBS Transition Services........................................................................24
         11.4.    Employees......................................................................................25
         11.5.    Fees and Expenses..............................................................................25
                  (a)      Out-of-Pocket Fees and Expenses.......................................................25
                  (b)      Employees.............................................................................25
                  (c)      Overhead..............................................................................26
                  (d)      Accounting............................................................................26
                  (e)      Payment...............................................................................26
         11.6.    Audit..........................................................................................26
         11.7.    Maintenance of Records; Access to Information and Materials....................................26
         11.8.    Limitation.....................................................................................27
         11.9.    Nature of Relationship; Release................................................................27
                  (b)      Release by the Enron Parties..........................................................27
         11.10.   Intellectual Property..........................................................................27

11.11             Third Party Beneficiary........................................................................27


Article XII       Migration of Deliverables to UBS Data Center...................................................27

         12.1.    Agreed Plan of Migration.......................................................................27
         12.2.    Requirements for Disentanglement...............................................................28
                  (a)      Logical and Physical Segregation, Security............................................28
                  (b)      Trading and Operations; Credit and Market Risk; Finance...............................28
                  (c)      [Reserved]............................................................................28
                  (d)      Further Assurances Regarding Sufficiency of Assets....................................28


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         12.3.    Cooperation, Conference and Meetings...........................................................29

Article XIII      [Reserved].....................................................................................29


Article XIV       [Reserved].....................................................................................29


Article XV        Costs..........................................................................................29

         15.1.    Costs..........................................................................................29

Article XVI        License to Other Intellectual Property; Maintenance of Intellectual Property..................29

         16.1.    Non-Exclusive and Exclusive Licenses to the Licensed Patents...................................29
                  (a)      Licenses to Licensed Patents..........................................................29
                           (i)      Non-Exclusive Grant..........................................................29

                           (ii)     Term.........................................................................29

                           (iii)    Exclusive Grant..............................................................30

                           (iv)     Term of Exclusivity..........................................................30

                           (v)      Ownership of Licensed Patents................................................30

                           (vi)     Ownership of Patent Improvements.............................................30

         16.2.    Disposition of Certain Domain Names............................................................31
         16.3.    Protection of Rights in the Proprietary Software...............................................31
         16.4.    No Exclusive License to the Proprietary Software to Third Parties..............................31
         16.5.    Protection and Maintenance of Rights in Licensed Patents.......................................32
         16.6.    No Exclusive License to the Licensed Patents to Third Parties..................................33
         16.7.    [Reserved].....................................................................................33
         16.8.    [Reserved].....................................................................................33
         16.9.    Protection and Maintenance of Trade Secrets....................................................33
         16.10.   No Exclusive License to the Trade Secrets......................................................33

Article XVII      [Reserved].....................................................................................34


Article XVIII     Representations, Warranties and Related Covenants..............................................34

         18.1.    Representations and Warranties by the Enron Parties............................................34
                  (a)      Organization, Standing and Power......................................................34
                  (b)      Authority; Binding Agreements.........................................................34
                  (c)      Conflicts; Consents...................................................................34
                  (d)      Intellectual Property.................................................................35
                  (e)      Information Technology................................................................38


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                  (f)      Litigation, Liabilities, etc..........................................................38
                  (g)      Compliance; Governmental Authorizations...............................................38
                  (h)      Taxes.................................................................................39
                  (i)      Brokers...............................................................................39
                  (j)      Sufficiency of Assets.................................................................39
         18.2.    Representations and Warranties by UBS..........................................................39
                  (a)      Organization and Standing.............................................................39
                  (b)      Authority; Binding Agreements.........................................................39
                  (c)      Conflicts; Consents...................................................................39
                  (d)      Brokers...............................................................................40

Article XIX       Indemnification................................................................................40

         19.1.    Indemnification................................................................................40
         19.2.    Certain Limitations............................................................................43
         19.3.    Procedures Relating to Third Party Claims......................................................43
         19.4.    Procedures Related to Claims Other Than Third Party Claims.....................................44
         19.5.    Calculation of Indemnity Payments..............................................................44
         19.6.    Certain Litigation.............................................................................44

Article XX        Term and Termination...........................................................................44

         20.1.    Term...........................................................................................44
         20.2.    Termination at Will by UBS.....................................................................44
         20.3.    Termination for Cause by the Enron Parties.....................................................45
         20.4.    Events Upon Termination........................................................................45

Article XXI       Cooperation....................................................................................45


Article XXII      Amendments to Master Agreement.................................................................46

         22.1.    Amendments.....................................................................................46
         22.2.    Miscellaneous..................................................................................48

Article XXIII     Other Remedy...................................................................................48

         23.1.    Injunctive Relief..............................................................................48
         23.2.    Sole Remedy....................................................................................48

Article XXIV      Tax Matters....................................................................................49

         24.1.    Taxes..........................................................................................49

Article XXV       Confidentiality................................................................................50


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         25.1.    Confidentiality Obligations....................................................................50
         25.2.    Disclosure and Use.............................................................................51

Article XXVI      Miscellaneous Provisions.......................................................................51

         26.1.    Entire Agreement...............................................................................51
         26.2.    UBS Not Successor to the Enron Parties; No Assumed Liabilities.................................51
         26.3.    Notices........................................................................................52
         26.4.    Counterparts...................................................................................53
         26.5.    Survival.......................................................................................53
         26.6.    Benefits of Agreement..........................................................................53
         26.7.    Amendments and Waivers.........................................................................53
         26.8.    Assignment.....................................................................................53
         26.9.    Enforceability.................................................................................54
         26.10.   Governing Law; Jurisdiction....................................................................54
         26.11.   No Partnership.................................................................................54
         26.12.   Audit    54
                  (a)      UBS Data..............................................................................54
                  (b)      Records...............................................................................55
         26.13.   Certain Post-Closing Adjustments to the Hardware...............................................55
         26.14.   Security 56
         26.15.   Control of the Enron Parties...................................................................56
         26.16.   Relationship of the Parties....................................................................56

Article XXVII     Definitions; Interpretations...................................................................56

         27.1.    Definitions....................................................................................56
         27.2.    Descriptive Headings; Certain Interpretations..................................................65

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                  COMPREHENSIVE LICENSE AGREEMENT, dated as of February 8, 2002, among Enron Corp., an Oregon corporation and
                  debtor-in-possession under Chapter 11 Case No. 01-16034 (AJG), jointly administered, in the United States Bankruptcy Court for the Southern District of New York ("Enron"), Enron North America Corp., a Delaware corporation and debtor-in-possession under Chapter 11 Case No. 01-16035 (AJG), jointly administered, in the United States Bankruptcy Court for the Southern District of New York ("ENA"), Enron Net Works L.L.C., a Delaware limited liability company and debtor-in-possession under Chapter 11 Case No. 01-16078 (AJG), jointly administered, in the United States Bankruptcy Court for the Southern District of New York ("Net Works", and together with Enron and ENA, individually an "Enron Party", and collectively, the "Enron Parties"), and UBS AG, a Swiss corporation ("UBS").
                  -------------------------------------------------------------

                                  INTRODUCTION
                                  ------------

                  The Enron Parties, along with certain of their Affiliates, have filed voluntary petitions (the "Petitions") for relief commencing cases (collectively, the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

                  The Enron Parties have been engaged in the business of structuring, origination, distribution, trading and marketing, and making markets in, a wide range of commodities, financial instruments and derivative products and related risk management and financial services (the "Trading Businesses"). Included in the Trading Businesses is the business of structuring, origination, distribution, trading and marketing, and making markets in, Gas and Power Commodities and related risk management and financial services in North America (the "Gas and Power Business"). The Trading Businesses, excluding the Gas and Power Business, are referred to as the "Other Businesses".

                  The purpose of this Comprehensive License Agreement (this "Agreement") is to provide UBS with the information technology infrastructure and intellectual property to operate the Gas and Power Business and to use in the other businesses of UBS and the UBS Affiliates, as permitted by the licenses herein. As set forth below more specifically, the Enron Parties will license to UBS their Proprietary Software for all purposes on a non-exclusive basis for 20 years, and for use in connection with the Gas and Power Business on an exclusive basis for 10 years. UBS intends to hire certain employees of the Enron Parties, including the information technology and other support personnel to operate the Gas and Power Business. As part of this Agreement, the Enron Parties shall transfer title to certain trademarks and equipment.

                  UBS will pay the Enron Parties a royalty for the license and related services and equipment. Accordingly, while the royalty payments described herein are specifically designated to cover the license and related services and equipment, the parties hereto further acknowledge that UBS wishes to license, and possibly ultimately to acquire these assets as a necessary part of its overall plan to operate the Gas and Power Business. In addition to the rights specifically licensed, UBS believes that other valuable assets (whether or not recognized in the accounting records of either UBS or the Enron Parties, either before or after the Effective Date) exist and are necessary to the successful operation of the Gas and Power Business. Such additional assets include, but are not limited to, customer relationships, a skilled workforce in place and the overall enterprise or "going concern" value of the Gas and Power Business. The parties hereto acknowledge that, in accordance with the terms hereof, this Agreement specifically allows UBS to use these additional assets, without limitation, and that such assets are not separable from the Gas and Power Business itself. The parties hereto further acknowledge that the royalty payments include sufficient compensation for these inseparable assets, and that no further payment for any such assets shall be made. Subject to the terms hereof, UBS may elect, by acceleration of its royalty payments as set forth herein, to become the owner of all rights in the Proprietary Software and Data. Thereafter, UBS would license back to the Enron Parties broad rights to use the Proprietary Software except in connection with the Gas and Power Business. Alternatively, UBS could elect upon acceleration to extend to perpetuity the terms of its exclusive and non-exclusive licenses, in either case as more fully set forth in this Agreement.

                  The Gas and Power Business to be conducted by UBS and the UBS Affiliates after the Effective Date excludes the already-existing risk management and financial services business of UBS and the UBS Affiliates (including its business relating to interest rate, foreign exchange and equity derivatives) and other businesses, including as such businesses may be conducted with counterparties in the Gas and Power Business.

                  After a hearing on January 18, 2002, on January 22, 2002, the Bankruptcy Court entered an order approving the transactions contemplated by this Agreement and the Master Agreement, and finding, inter alia, that UBS is a good faith purchaser of the assets that the Enron Parties are to license and transfer to it.

                                    ARTICLE I
                                    ---------
        NON-EXCLUSIVE AND EXCLUSIVE LICENSES GRANTED BY THE ENRON PARTIES
        -----------------------------------------------------------------

                  1.1. Non-Exclusive License to Proprietary Software.

                  (a) Grant. Subject to the terms and conditions of this Agreement, the Enron Parties hereby grant UBS and the UBS Affiliates a personal (solely until the Conversion Date, at which time the grant will no longer be personal), non-transferable and non-assignable (except as otherwise provided in
Section 26.8), worldwide, irrevocable (except as otherwise provided in Article
XX), non-exclusive (except as otherwise provided in Section 1.2) license to use the Proprietary Software in the following manner: (i) to display, perform, modify and reproduce the Proprietary Software; (ii) to create derivative works based on the Proprietary Software; (iii) to authorize the operation and use of the Proprietary Software by a third party developer, hosting service or similar agent (until the Conversion Date, solely on behalf of UBS or the UBS Affiliates and thereafter without such restriction); (iv) to distribute and sublicense Client Software subject to a license or sublicense no less favorable to the licensor than the terms of any licenses pursuant to which the Enron Parties have previously licensed such Client Software unless with the prior written consent of the Enron Parties; (v) commencing on the Conversion Date to distribute and sublicense the Proprietary Software and (vi) commencing on the Conversion Date to use the Proprietary Software to provide service bureau, application service provider or business enterprise services. For the avoidance of doubt, the grant


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in this Section 1.1(a) does not include the right to publicly distribute the
Proprietary Software other than Client Software prior to the Conversion Date. Notwithstanding the foregoing, the grant in this Section 1.1(a) includes the right to make and authorize others to make such incidental use of the Proprietary Software in connection with (i) through (vi) solely on behalf of UBS or the UBS Affiliates, subject to the prior written consent of the Enron Parties, which shall not be unreasonably withheld or delayed.

                  (b) Term. The license to the Proprietary Software shall be for a term of 20 years beginning on the Effective Date unless earlier terminated or unless converted to a perpetual license pursuant to Article VI.

                  1.2. Exclusive License to Proprietary Software.

                  (a) Grant. Subject to the terms and conditions of this Agreement and the Sublicense Agreement, the Enron Parties hereby grant UBS and the UBS Affiliates a personal (solely until the Conversion Date, at which time the grant will no longer be personal), non-transferable and non-assignable (except as otherwise provided in Section 26.8) worldwide, irrevocable (except as otherwise provided in Article XX), exclusive license to use the Proprietary Software in connection with the Gas and Power Business in the following manner:
(i) to display, perform, modify and reproduce the Proprietary Software; (ii) to create derivative works based on the Proprietary Software; (iii) to authorize the operation and use of the Proprietary Software by a third party developer, hosting service or similar agent (until the Conversion Date, solely on behalf of UBS or the UBS Affiliates and thereafter without such restriction); (iv) to distribute and sublicense Client Software subject to a license or sublicense no less favorable to the licensor than the terms of any licenses pursuant to which the Enron Parties have previously licensed such Client Software unless with the prior written consent of the Enron Parties; (v) commencing on the Conversion Date to distribute and sublicense the Proprietary Software and (vi) commencing on the Conversion Date to use the Proprietary Software to provide service bureau, application service provider or business enterprise services. For the avoidance of doubt, the grant in this Section 1.2(a) does not include the right to publicly distribute the Proprietary Software other than Client Software prior to the Conversion Date. Notwithstanding the foregoing, the grant in this Section 1.2(a) includes the right to make and authorize others to make such incidental use of the Proprietary Software in connection with (i) through (vi) solely on behalf of UBS and the UBS Affiliates, subject to the prior written consent of the Enron Parties, which shall not be unreasonably withheld or delayed.

                  (b) Term of Exclusivity. The term of exclusivity granted in
Section 1.2(a) above shall be for a period of 10 years, beginning on the Effective Date, unless earlier terminated or unless converted to a perpetual license pursuant to Article VI. During such term of exclusivity, UBS and the UBS Affiliates shall have all rights afforded to exclusive licensees under the copyright laws of the United States, Canada or other applicable jurisdictions including the right to file suit or otherwise enforce its rights against any third parties for copyright infringement or misappropriation of the Proprietary Software to the extent the infringing use relates to the Gas and Power Business and to recover any damages, royalties, profits, legal fees and costs relating thereto. At the reasonable request of UBS or any UBS Affiliates from time to time, the Enron Parties shall appear as parties in any such action, suit, defense or proceeding (and UBS shall pay the Enron Parties' reasonable


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documented out-of-pocket expenses paid by the Enron Parties in connection with such appearance).

                  1.3. Delivery of Proprietary Software, Data and Certain Third Party Software. Not later than two Business Days after the Effective Date, the Enron Parties shall deliver or will cause to be delivered to UBS, at a location designated by UBS prior to the Effective Date, a current and complete copy of the Source Code and Object Code for the Proprietary Software, and, as soon thereafter as practicable, all associated Documentation, and all Data related to the Gas and Power Business. On the Effective Date, all Third Party Software for which the Enron Parties have obtained valid and binding consents to assign licenses to UBS (or for which such consents to assignment to UBS are unnecessary) shall be delivered in the same manner and assigned to UBS (excluding Source Code if Source Code is not licensed to the Enron Parties), and thereafter the Enron Parties shall so deliver and assign any other Third Party Software promptly upon receipt of consents for the assignment thereof. For the avoidance of doubt, the Enron Parties shall have no obligation to obtain consents to assignment of Third Party Software.

                  1.4. Modification and Development Rights; Ownership.

                  (a) [Reserved]

                  (b) Ownership of Proprietary Software. UBS hereby acknowledges and agrees that, subject to the licensed rights granted herein and except as otherwise provided herein, the Enron Parties shall retain all right, title and interest (including all Intellectual Property Rights) in and to the Proprietary Software.

                  (c) Change Management Committee. The parties shall promptly establish a Change Management Committee ("CMC") consisting of two representatives, one from the Enron Parties and one from UBS. The CMC shall meet or confer regularly at times and places or in the manner agreed among its members. The CMC shall track, process and approve all modifications of any of the shared data networks, shared active directories, shared domain management, shared e-mail, shared voicemail, shared private branch exchange, shared EC Outlook services, shared Lim Database services and other shared services or systems (collectively, the "Shared IT Services") used or to be used by the Enron Parties to provide services to UBS pursuant to Section 11.2 until December 31, 2002 (the "Shared IT Service Modifications"). All proposals for such modifications of the Shared IT Services shall be presented to the CMC for approval in advance of implementation. Both UBS and the Enron Parties may submit such proposals. The members of the CMC shall review and discuss each such proposal in good faith, and shall seek to reach a mutual view as to the disposition of each proposal. As appropriate, the CMC shall communicate and consult with representatives of each of the parties for evaluation of any such proposal. If a unanimous vote of the members of the CMC regarding any such proposal for modification cannot be reached following such communication and consultation, the final decision will be made by the representative of UBS. The Enron Parties agree that they shall take all reasonable actions in furtherance of proposals submitted by UBS and shall promptly effectuate such proposals so long as such actions do not materially disrupt the operation of Enron's business. All costs related to services provided pursuant to proposals (i) requested by UBS and (ii) that relate to actions that would not have been taken by any of the Enron Parties in the ordinary course of their respective


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businesses, in each case that are provided by the Enron Parties hereunder, shall be at UBS's sole cost and expense.

                  1.5. Ownership of Modifications and Developments. The Enron Parties hereby acknowledge and agree that UBS shall own all right, title and interest (including any and all Intellectual Property Rights) in and to (a) any and all modifications, enhancements, improvements, upgrades, updates, and derivative works of the Proprietary Software and (b) inventions, copyrightable works or other subject matter incorporating or based on any portion of the Proprietary Software, in each case developed or created by or at the direction of UBS or the UBS Affiliates.

                  1.6. Enron Parties' Trade Secrets and Confidential
Information.

                  (a) Right to Access and Use of Trade Secrets and Confidential Information. The Enron Parties hereby acknowledge and agree that UBS and the UBS Affiliates and UBS's and the UBS Affiliates' employees must have access to and must be able to use for the benefit of UBS and the UBS Affiliates all Trade Secrets and Confidential Information of the Enron Parties relating to or used in connection with or to support the Gas and Power Business or the information technology of the Enron Parties and their Affiliates, as well as all Confidential Information known to or in the possession of any current (only those employees providing services to UBS and the UBS Affiliates) or former employees of the Enron Parties and their Affiliates. In the case of Trade Secrets and Confidential Information relating to the Gas and Power Business, notwithstanding which party disclosed such information to the other, the parties' obligations to protect the confidentiality of such information shall be as if UBS disclosed such information and the Enron Parties and their Affiliates received such information but as if the Enron Parties and their Affiliates had never previously possessed such information.

                  (b) Limited Confidential Release of Enron Parties' Employees. Subject to the terms and conditions of this Agreement, the Enron Parties hereby permit UBS and the UBS Affiliates and their respective employees access to and use of Trade Secrets and Confidential Information relating to the Trading Businesses and to facilitate such access by releasing the Enron Parties' and their Affiliates' employees hired by UBS or any UBS Affiliate from their obligations of confidentiality, as to the Enron Parties and their Affiliates, with respect to such Trade Secrets and Confidential Information and, to the extent legally permissible, substituting UBS or such UBS Affiliate as the party to whom such duty of confidentiality is owed.

                  (c) Notice to Enron Parties' Employees. In furtherance of their obligations under this Section 1.6, within five Business Days of the Effective Date, the Enron Parties shall send each of their current employees a notice, in a form reasonably satisfactory to UBS, notifying such employees of their limited release from their obligations of confidentiality to the Enron Parties and their Affiliates. In addition, within three Business Days of receipt of a written request from UBS, the Enron Parties shall send a substantially similar notice to any former employee of the Enron Parties or any of their Affiliates hired by UBS or any UBS Affiliate in the Gas and Power Business after the Effective Date.



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                  1.7. Stand-Alone License to Use C-Logic Software.

                  (a) Grant. Subject to the terms and conditions of this Section 1.7, the Enron Parties hereby grant to UBS and the UBS Affiliates a personal, non-transferable and non-assignable, worldwide, non-exclusive license to (i) use internally the C-Logic Software (as defined below) solely for processing data of UBS and the UBS Affiliates for their sole benefit and not for the benefit of any third party and (ii) to make a reasonable number of copies of the C-Logic Software necessary to use the C-Logic Software as licensed hereunder and to make a reasonable number of backups for disaster recovery purposes. UBS and the UBS Affiliates shall not reverse engineer, distribute, sublicense or otherwise make the C-Logic Software available to third parties.

                  (b) Term. The license to the C-Logic Software granted herein shall terminate on the date of the earlier of: (i) the 20th anniversary of the Effective Date; (ii) the termination of this Agreement; and (iii) the effective date of termination by the Enron Parties as provided in this Section 1.7.

                  (c) Termination. Without prejudice to any other rights hereunder, the Enron Parties may immediately terminate the license granted in this Section 1.7 if UBS or any UBS Affiliate breaches the terms of use of the C-Logic Software set forth in this Section 1.7 and fails to cure such breach within 30 days following written notice to UBS of any such breach.

                  (d) Definition. For purposes of this Section 1.7, the "C-Logic Software" refers to the Object Code form of the following modules of the software application known by the Enron Parties as CommodityLogic and any related documentation available from the Enron Parties (if any): NomLogic, ConfirmLogic and InvoiceLogic.

                  (e) C-Logic Software Not Subject to Other Provisions. For the avoidance of doubt, C-Logic Software does not constitute Proprietary Software, Third Party Software, Internal Use Software, or any Deliverable, and is not subject to any provisions of this Agreement other than this Section 1.7.

                  (f) Warranty Disclaimer and Limitations. NOTWITHSTANDING ANYTHING ELSE HEREIN, THE ENRON PARTIES PROVIDE THE C-LOGIC SOFTWARE AS IS, WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE ENRON PARTIES DISCLAIM ALL WARRANTIES WITH RESPECT TO THE C-LOGIC SOFTWARE INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE C-LOGIC SOFTWARE REMAINS WITH UBS.

                  (g) Indemnification. UBS agrees to indemnify and hold harmless each Enron Party and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all Losses of any kind arising from, by reason of or in connection with UBS' or any UBS Affiliate's use or reproduction of the C-Logic Software or UBS' or any UBS Affiliate's reliance on results of the C-Logic Software.

                  1.8. Stand-Alone License to Use Enron Content.

                  (a) Grant. Subject to the terms and conditions of this Section 1.8, and subject to the terms and conditions of this Agreement expressly referenced in this Section 1.8, the Enron Parties hereby grant to UBS and the UBS Affiliates a personal (solely until the Conversion Date, at which time the grant will no longer be personal), non-transferable and non-assignable (except as otherwise provided in Section 26.8), worldwide, irrevocable (except as otherwise provided in Section 26.8), non-exclusive license to use, reproduce, modify, distribute, display, perform and make derivative works of the Enron Content in connection with the Gas and Power Business.

                  (b) Restriction on Use. Nothing in this Section 1.8 shall constitute a grant to UBS of any right in connection with the Enron Content to use the mark "Enron" or any mark confusingly similarly thereto, or to use the name of any person who, at the time of such use, is an employee of Enron, without the prior written approval of the Enron Parties. The Enron Parties reserve all rights in and to the Enron Content not expressly granted in subsection (a) above.

                  (c) Term. The license to the Enron Content granted herein shall be perpetual.

                  (d) Enron Content Not Subject to Other Provisions. For the avoidance of doubt, Enron Content does not constitute Proprietary Software, Third Party Software, Internal Use Software, or any Deliverable, and is not subject to any provisions of this Agreement other than this Section 1.8 except as expressly provided in this Section 1.8.

                  (e) Warranty Disclaimer and Limitations. NOTWITHSTANDING ANYTHING ELSE HEREIN, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ENRON PARTIES PROVIDE THE ENRON CONTENT AS IS, WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE ENRON PARTIES DISCLAIM ALL WARRANTIES WITH RESPECT TO THE ENRON CONTENT INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE ENRON CONTENT REMAINS WITH UBS.

                  (f) Non-Infringement; Indemnification. UBS agrees to indemnify and hold harmless each Enron Party and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all Losses of any kind arising from, by reason of or in connection with UBS' or any UBS Affiliate's use, reproduction or distribution of the Enron Content or any derivative works thereof, subject to the provisions of
Article XIX.

                                   ARTICLE II
                                   [RESERVED]

                                   ARTICLE III
                                   -----------
                            HARDWARE AND OTHER ASSETS
                            -------------------------

                  3.1. Hardware. As part of the arrangements under this Agreement, the Enron Parties shall sell, convey, transfer, assign and deliver to UBS on the Effective Date, all of the Enron Parties' right, title and interest in and to all of the Hardware, free and clear of all Liens and UBS shall accept and take title to all of the Enron Parties' right, title and interest in and to the Hardware. The Enron Parties shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents and any and all such further instruments and documents, in form reasonably satisfactory to UBS, as shall be reasonably necessary or advisable to vest in UBS all of the right, title and interest of the Enron Parties in and to the Hardware.

                  3.2. Other Assets. The Enron Parties shall sell, convey, transfer, assign and deliver to UBS on the Effective Date, all of the Enron Parties' right, title and interest in and to all of the assets listed on Exhibit
3.2 (the "Other Assets"), free and clear of all Liens and UBS shall accept and take title to all of the Enron Parties' right, title and interest in and to the Other Assets.

                  3.3. Trademarks. The Enron Parties shall sell, convey, transfer, assign and deliver to UBS on the Effective Date, all of the Enron Parties' right, title and interest in and to all of the Marks, free and clear of all Liens and UBS shall accept and take title to all of the Enron Parties' right, title and interest in and to the Marks, including all goodwill symbolized thereby and associated therewith.

                                   ARTICLE IV
                                   [RESERVED]

                                    ARTICLE V
                                    ---------
                                    ROYALTIES
                                    ---------

                  5.1. Payment of Royalties and Delivery of Royalty Statement. In full consideration of all the licenses, services and equipment provided by the Enron Parties hereunder, UBS shall, not later than the Royalty Statement Date with respect to each Calculation Period, subject to Section 6.1, (a) pay or cause to be paid to Enron in the manner set forth herein (i) the Royalty Percentage of Income Before Income Taxes (if positive) for such Calculation Period less (ii) the amount of Cumulative Losses as of the end of such Calculation Period (the "Royalty") (and no Royalty shall be payable if such amount is not positive) and (b) deliver to Enron the Royalty Statement with respect to such Calculation Period by the time of payment of such Royalty. In the event of a termination of this license pursuant to Article XX or a sale of the Gas and Power Business pursuant to Section 6.1, UBS shall pay or cause to be paid to Enron a Royalty (if positive) determined with respect to the period following the last Calculation Period and ending on the date notice of such termination is given or such sale is consummated, treating such period as though it were a Calculation Period and making equitable adjustments in that regard (e.g., allocating an Overhead Amount and applicable elements of Business Costs based on the number of days in the stub period as compared to the number of days in the Calculation Period) (a "Stub Period Royalty"). The Royalty as set forth in such Royalty Statement shall be conclusive and binding on the parties hereto for all purposes, absent an error identified in the performance of the Agreed Upon Procedures. Notwithstanding the foregoing, in the event that, at any time following expiration of the 10-year exclusivity period provided for in Section 1.2(b), (i) any of the Enron Parties license to any other Person the Proprietary Software in connection with the Gas and Power Business of such Person or any of its Affiliates and (ii) the royalty rates with respect to such license shall be more favorable to such other Person than the Royalty payable hereunder, then the Royalty payable hereunder shall be adjusted downward on a most-favored-nation basis. Enron shall promptly notify UBS of any such lower royalty rate and shall provide UBS all such information as UBS shall reasonably request in order to determine such rate.

                  5.2. Infrastructure Set-Up; Disaster Recovery Facility Cost; Third Party License Costs. UBS shall be entitled to deduct from the Royalty (or, if the Option has been exercised and such costs and expenses have not yet been fully recovered through Royalty deductions, from the Exercise Price and then, as necessary, from Enron's share of proceeds of a Sale Exercise or an exercise of the Sale Option), all costs and expenses incurred by UBS or any of the UBS Affiliates, (a) up to a maximum of $20,000,000, associated with (i) setting up the infrastructure for the Gas and Power Business, (ii) the licensing of Third Party Software not assigned by the Enron Parties under this Agreement (other than renewal and maintenance fees consistent with historical charges to the Enron Parties) necessary to operate the Gas and Power Business in substantially the same manner as such business was conducted by the Enron Parties and their Affiliates during the third quarter of 2001 and (iii) establishing a disaster recovery facility and systems for the Gas and Power Business, (b) associated with UBS's funding on behalf of Enron of payments made (or with UBS or the UBS Affiliates making such payments on their own behalf) to Enron's Canadian Affiliate to acquire certain assets relating to the Gas and Power Business or otherwise in connection with the transactions contemplated by Section 4.2(g) of the Master Agreement, which costs and expenses are deemed to be $4,000,000, (c) as bonuses paid pursuant to Section 3.8(d) of the Master Agreement, up to $5,000,000 and (d) amounts provided in the Lease Agreements to be so deducted. Notwithstanding the foregoing, the $20,000,000 cap set forth in the preceding clause (a) shall be reduced to the extent of payments made by the Enron Parties to third parties after the date of the Master Agreement and prior to the Effective Date in respect of the assignment to UBS of the license for Third Party Software or obtaining for UBS's use such Third Party Software (excluding payments in respect of licensing or maintenance fees consistent with historical charges to the Enron Parties), to the extent approved in advance by UBS in writing.

                  5.3. Quarterly Financial Information. Within 45 days after the fiscal quarters ended March 31 and September 30 (each, a "Quarter") included in any Calculation Period in respect of which a Royalty may be payable, UBS shall provide to Enron information regarding UBS's good faith estimate of Income Before Income Taxes, Net Trading Revenues, Business Costs and Funding Costs for such immediately preceding Quarter, subject to normal year-end adjustments, which information need not be subject to any Agreed Upon Procedures (the "Quarterly Financial Information").

                  5.4. Right of Set-Off. In addition to the set-off contemplated by Section 5.2 (but without duplication thereof) UBS (or the UBS Affiliates on its behalf) may set off any amounts owed to UBS (or any of the UBS Affiliates) by Enron, Enron Canada or any of Enron's other Affiliates pursuant to the Master Agreement, this Agreement or any other Related Agreement against the Royalty, the amounts to be paid by UBS to Enron pursuant to Section 6.1 and any other amounts paid or to be paid to an Enron Party, Enron Canada or any other Affiliate of any of them pursuant to this Agreement or any other Related Agreement. Notice of such set-off shall be given in writing to Enron.

                  5.5. Confidential Information. The Royalty Statements, the amount of the Royalties, the amounts to be paid by UBS to Enron pursuant to
Section 6.1 and the derivation of any thereof and any other financial and other information provided to Enron or its Affiliates in connection with this Agreement constitute Confidential Information and as such shall be subject to
Article XXV of this Agreement; provided that such information may be provided to a liquidating trust for the benefit of creditors (including its trustee), to the Creditor's Committee (as defined in the Master Agreement) and to the Bankruptcy Court, subject in each case to confidentiality arrangements reasonably satisfactory to UBS having been entered into to protect the confidentiality of such information.

                  5.6. Accounting for Gas and Power Business Unit. Until the earlier of the Conversion Date and the giving of a notice of termination pursuant to Section 20.2 (including pursuant to Section 6.1(b)(ii)), and for so long as UBS and the UBS Affiliates are conducting the Gas and Power Business, UBS or the UBS Affiliates shall account for such business as a separate business unit (the "Business Unit"); provided, however, that UBS may also conduct through the Business Unit trading business in gas and power commodities that extends beyond the Gas and Power Business, without such expansion constituting part of the Gas and Power Business and UBS shall maintain accounting records that permit UBS to make in good faith the financial calculations required by this Agreement. In the event that UBS or any of the UBS Affiliates acquires any stock or assets of, or merges with or engages in any other similar business combination or investment transaction with a Person engaged directly or indirectly in the Gas and Power Business (in part or in whole), so long as such new Gas and Power Business (the "New Business") is not being operated primarily using the systems licensed hereunder, UBS and the UBS Affiliates shall not be obligated to include in the accounting of the foregoing Business Unit any of the New Business (including as it may exist from time to time) or to make any adjustments to Income Before Income Taxes as a result thereof, and Income Before Income Taxes shall be calculated excluding the New Business.

                  5.7. No Liability for Conduct of Business. The parties agree that UBS and the UBS Affiliates shall have no liability to any Enron Party or any of their Affiliates (or any successors in interest to any Enron Party or such Affiliates) by reason of the manner in which UBS and the UBS Affiliates operate or manage the Gas and Power Business, except as otherwise specifically set forth herein or in the Related Agreements.

                  5.8. Payments of Royalties.

                  Payments of Royalties, including any accelerated Royalties under Article VI, shall be made in cash or, at the election of UBS, in the form of loans (which do not include securities that have been registered and sold pursuant to the Securities Act of 1933, as amended) made to Enron or its Controlled Affiliates (delivered to Enron or, at its direction, to another Enron

Party which is not the issuer of such debt), or any combination thereof. The amount of debt that may be used to pay such amounts in the aggregate, is limited, however, to debt having a principal amount of $100 million. If UBS shall elect to use debt to make any such payment, it shall so notify Enron no more than 90 days and no less than 70 days before making such payment, specifying the date of such payment and the percentage of the Royalty to be paid in cash and the percentage to be paid in debt. On or prior to the date of payment, UBS shall assign a value to the debt to be used by it to make such payment. Based on such value, the total value of such debt as a percentage of the Royalty being paid shall not exceed the percentage of such Royalty being paid attributable to the U.S. electricity-related portion of the Gas and Power Business, such attribution being determined by UBS in its sole judgment.

                  No later than 45 days prior to the day on which the Royalty payment is to be made, Enron shall notify UBS whether Enron elects to receive and retain the debt, in whole or in part, or receive the debt, but have it sold for cash on Enron's behalf. If Enron elects to have the debt sold for cash, UBS, as agent for Enron, shall sell such debt on Enron's behalf. UBS shall use reasonable efforts to sell such debt on or within five Business Days after the Royalty payment date. If UBS has not been able to find a buyer for such debt by such time, such debt shall be deemed to have proceeds to Enron (or to the Enron Party directed to receive the debt as aforesaid) of $1.00 and such debt shall be delivered to Enron. If the proceeds to Enron of such sales are less than the amount owed for the portion of the Royalty not being paid in cash, it shall be deemed that the assumptions of UBS utilized in the valuation of the debt were not validated through the sale process and UBS shall promptly pay such shortfall to Enron in the form of either cash or additional debt, at the option of UBS, which debt UBS shall cause to be sold on Enron's behalf within ten days, such that the total proceeds to Enron shall not be less than the Royalty due to it hereunder. Such payment shall be the exclusive remedy of Enron with respect to the valuation of debt delivered pursuant to this Section 5.8. If the proceeds exceed such amount owed, the excess shall be held by Enron and credited against future Royalties (including accelerated Royalties) or proceeds from the Sale Exercise or Sale Option owed to Enron at the next available opportunity. In all cases under this Section 5.8, Enron shall have received its total cash proceeds for the Royalty no later than five Business Days following the Royalty Statement Date.

                  5.9. Agreed Upon Procedures. Following the Effective Date, the parties will work in good faith to establish "agreed upon procedures" in accordance with the statements on standards for attestation engagements by the American Institute of Certified Public Accountants with respect to the Royalty Statement (the "Agreed Upon Procedures"); provided, however, that such procedures must be established no later than the 60th day following the Effective Date.

                  5.10. Allocation of Proceeds. The Enron Parties agree to apportion any payments received by them pursuant to Articles V and VI hereof fairly and equitably among each of the Enron Parties and Enron Canada to the extent of their relative direct or indirect contributions to the value of the transactions contemplated by the Master Agreement and the License Agreement, if any, as determined by order of the Bankruptcy Court.

                  5.11. Definitions. With respect to this Article V and Article VI, the following words have the meanings set forth below:

                  "Business Costs" means all costs and expenses of conducting the Gas and Power Business or incidental thereto, and shall include, but not be limited to premises costs, legal, audit and other professional fees and expenses, personnel costs and all other expenses of operating the Gas and Power Business, including general and administrative costs and taxes other than income taxes, as determined in accordance with U.S. GAAP except as otherwise provided herein. Any unusual, non-recurring or extraordinary costs or expenses, as determined in accordance with U.S. GAAP on a pretax basis (collectively "Extraordinary Costs"), shall be included as Business Costs. For purposes of this definition of Business Costs, personnel costs shall include all costs of salary, bonuses (including deferred bonuses), employee benefits and any related payroll taxes, all in accordance with standard UBS Warburg procedures as in effect from time to time (including for both revenue generating and support personnel). Currently, UBS Warburg employs certain bonus plans which provide for awards of instruments linked to UBS equity, and other financial instruments, which include vesting provisions whereby an employee may forfeit some or all of certain bonus payments. Notwithstanding the vesting and forfeiture provisions, it is understood that it is the practice of UBS Warburg to accrue as an expense (personnel cost) the full value of amounts awarded in respect of a period during that period, and to notify participants of the amounts and terms of such awards early in the following period. Accordingly, notwithstanding any contrary provisions or interpretations under U.S. GAAP, for purposes of the calculation of personnel costs, the full value of such awards made or deemed to be made in respect of a given year shall be accrued as an expense of that year, so long as consistent with current UBS Warburg practice. For the purpose of calculating Royalties, there shall not be included in Business Costs: (i) Royalties, (ii) any costs or expenses deducted against the Royalty pursuant to Section 5.2 and
(iii) the $10,587,000 of bonuses to be paid in accordance with Section 3.8(c) of the Master Agreement. UBS's calculation of Business Costs shall be conclusive and binding on the parties hereto for all purposes, absent an error identified in the performance of the Agreed Upon Procedures.

                  "Calculation Period" means consecutive periods of six months beginning on each January 1 or July 1. The first Calculation Period shall commence on January 1, 2002. The final Calculation Period shall end upon termination of the license provided hereunder.

                  "Cumulative Losses" shall initially be zero. Immediately upon the commencement of each Calculation Period (including a stub period, as applicable for the Stub Period Royalty), the amount of Cumulative Losses shall be (a) increased by the amount of negative Income Before Income Taxes, if any, for the immediately preceding Calculation Period multiplied by the Royalty Percentage in effect for such period and (b) decreased by (i) the amount of positive Income Before Income Taxes, if any, for such immediately preceding Calculation Period multiplied by the Royalty Percentage in effect for such period and (ii) the amount of Cumulative Losses utilized to reduce the Exercise Price pursuant to clause (b) of the proviso to Section 6.1(a); provided that the amount of Cumulative Losses shall not be decreased below zero.

                  "Extraordinary Costs" has the meaning set forth in the definition of Business Costs.

                  "Funding Costs" for any period shall be equal to sum of the amounts calculated for each day in such period equal for each such day to the total assets (excluding cash) minus total liabilities of the Gas and Power

Business on such day multiplied by Daily Adjusted LIBOR, with Daily Adjusted LIBOR being the 30-day London Interbank Offered Rate (as determined by UBS) established on the first day (other than a day that is a Saturday, Sunday or legal holiday in London) on which banks are open for business in London of the month during which such day occurs, plus 100 basis points, divided by 360. In no event shall Funding Cost for any day be less than zero.

                  "Income Before Income Taxes" means, with respect to any Calculation Period, (i) Net Trading Revenue of UBS and its Affiliates of the Gas and Power Business for such period less (ii) the Business Costs of UBS and its Affiliates of the Gas and Power Business for such period and less (iii) the Overhead Amount, as determined in accordance with U.S. GAAP except as otherwise provided herein and subject to normal year-end adjustments.

                  "Net Trading Revenues" means the realized and unrealized trading income of the Gas and Power Business resulting from changes in fair value of trading positions and the settlement of positions upon maturity, plus any other revenue incidental to the Gas and Power Business, less Funding Costs and less any provision for reserves, as determined in accordance with U.S. GAAP except as otherwise provided herein. Reserves shall be established in accordance with accounting policies to be established from time to time for UBS and its Affiliates, and will include reserves for credit risk, operational risk, liquidity, and model (or valuation) risk. The policies used to establish these reserves shall be based on policies adopted by UBS management for the Gas and Power Business from time to time. All assumptions, judgments or subjective assessments required in establishing the necessary reserves shall be made at the sole, good faith discretion of UBS and, absent an error identified in the performance of the Agreed Upon Procedures, shall be final and binding upon the parties. Net Trading Revenues shall exclude the $5,587,000 paid to UBS by Enron at Closing as contemplated by Section 4.2(i) of the Master Agreement. UBS's calculation of Net Trading Revenues shall be conclusive and binding on the parties hereto for all purposes, absent an error identified in the performance of the Agreed Upon Procedures.

                  "Overhead Amount" shall initially be $25,000,000 and shall be increased for each Calculation Period based on increases in the U.S. consumer price index for such period.

                  "Royalty Percentage" shall initially mean 33.0%. The Royalty Percentage shall be reset from time to time as set forth in this paragraph. The Royalty Percentage with respect to each Calculation Period ending at least 7-1/2 years, but no more than ten years, after the Effective Date shall be increased so as to equal 105% of the Royalty Percentage in effect with respect to the previous Calculation Period (after first giving effect to the adjustment pursuant to the next sentence). If a tranche of the Option (as defined in
Section 6.1) shall be exercised and consummated, the Royalty Percentage with respect to the Calculation Period during which the relevant Exercise Notice is given shall be decreased so as to equal (i) two thirds of what such Royalty Percentage otherwise would have been had such option not been exercised, in the case of the exercise of the first tranche of the Option, or (ii) one half of what such Royalty Percentage otherwise would have been had such option not been exercised, in the case of the exercise of the second tranche of the Option.

                  "Royalty Statement" means, with respect to any Calculation Period, a statement, prepared by UBS or on its behalf, setting forth the amount of Income Before Income Taxes for the applicable Calculation Period and the Royalty for such Calculation Period and UBS's basis in reasonable detail for determining such amounts (so that the amount of Income Before Income Taxes, Cumulative Losses, Net Trading Revenue, Business Costs and Funding Costs and the significant components of such amounts (excluding Net Trading Revenue) shall be stated in the Royalty Statement), upon which statement an independent public accounting firm of national stature selected by UBS shall have performed the Agreed Upon Procedures and such firm's letter to that effect shall accompany the statement.

                  "Royalty Statement Date" with respect to any Calculation Period means 90 days after the last day of such Calculation Period.

                  "U.S. GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time, as applied by UBS in accordance with internal policy.

                                   ARTICLE VI
               ACCELERATION OF ROYALTIES AND EXTENSION OF LICENSE
               --------------------------------------------------

                  6.1. Acceleration Provisions.

                  (a) UBS Call Option. Beginning on January 1, 2005 and through the date 10 years and three months after the Effective Date (the "Option Termination Date", and such period, the "Option Period"), UBS shall have the option (the "Option") to accelerate into lump sums the Royalties that may be due in the future, exercisable by it in three tranches, by paying a sum for each tranche (the "Exercise Price") equal to 5.75 times the Base Amount (as defined below) as of the date the relevant Exercise Notice (or Enron Exercise Notice) is given, divided by (i) three for the first tranche, (ii) two for the second tranche, and (iii) one for the third tranche; provided that (a) solely as it pertains to the calculation of the Exercise Price and only in connection with an exercise of the Option that is not an Acceleration Exercise, the incentive bonus paid or accrued for trading professionals with respect to each of the Calculation Periods used in determining the Exercise Price will be deemed to be the lesser of (i) actual incentive bonuses paid or accrued for trading professionals with respect to such Calculation Period and (ii) the greater of
(A) 20% of the aggregate Net Trading Revenues for such Calculation Period and
(B) 25% of the aggregate Income Before Income Taxes for such Calculation Period, excluding for purposes of calculating Income Before Income Taxes the amount of such incentive bonuses included as an expense in such Calculation Period and (b) the Exercise Price shall be reduced by the Cumulative Losses, if any, as of the beginning of the Calculation Period during which the relevant Exercise Notice (or an Enron Exercise Notice) is given. The Exercise Price may be positive or be zero, but shall not be negative.

                  "Base Amount" at any date shall have the following meaning:
(i) if the sum of Income Before Income Taxes for two consecutive Calculation Periods immediately prior to such date is greater than zero, then Base Amount shall mean (a) the sum of Income Before Income Taxes for the two consecutive Calculation Periods immediately preceding such date multiplied by (b) the Royalty Percentage in effect during the Calculation Period ended immediately prior to such date and (ii) if the sum of Income Before Income Taxes for the two consecutive Calculation Periods immediately prior to such date is not greater than zero dollars, then Base Amount shall mean (a) the sum of Income Before Income Taxes for the three consecutive Calculation Periods immediately preceding such date multiplied by two thirds multiplied by (b) the Royalty Percentage in effect during the Calculation Period ended immediately prior to such date.

                  (b) Enron Right. Beginning (1) upon the seventh anniversary of the Effective Date and through the Option Termination Date, if at any time during such period UBS has not exercised and closed two of the tranches of the Option and (2) upon the eighth anniversary of the Effective Date and through the Option Termination Date, if at any time during such period UBS has not then exercised or previously exercised and closed all three of the tranches of the Option, then in the case of (1) and (2), Enron shall have the right (the "Enron Right"), by giving written notice (the "Enron Exercise Notice") of Enron's exercise of the Enron Right to UBS, to require UBS to effect (on a commercially reasonable timetable) any of the following as UBS shall choose (and UBS may alter its choice as it determines appropriate): (i) to sell the Gas and Power Business to a third party that is not a UBS Affiliate (the "Sale Exercise"),
(ii) to terminate this Agreement (the "Termination Exercise"), (iii) to provide a mechanism for securitizing the Royalties payable hereunder as securities that are freely transferable among institutional investors (the "Securitization Exercise") or (iv) to accelerate into one lump sum the Royalties that may be due in the future (the "Acceleration Exercise").

                           (i) Sale Exercise. If UBS elects to satisfy Enron's
                  exercise of the Enron Right with the Sale Exercise, then UBS shall conduct an auction or such other process to effect the sale of the Gas and Power Business or substantially all of its assets and liabilities to one or more third parties pursuant to a process that UBS determines in its good faith judgment is designed to maximize the consideration received for the Gas and Power Business or its assets. In such case, the following matters set forth in this paragraph (i) (the "Sale Procedures") shall apply. Enron shall receive a proportionate amount of the proceeds received by UBS (or, as the case may be, UBS and Enron in the aggregate) in such sale, after taking into effect any taxes (other than income taxes and other than the Texas franchise tax to the extent treated as an income tax for purposes of U.S. GAAP) and reasonable transaction costs, based on the Royalty Percentage in effect at such time as Enron exercises the Enron Right and pursuant to the terms of such transaction less the amount of Cumulative Losses, if any, at the closing of the sale. UBS shall use its commercially reasonable efforts to structure the sale of the Gas and Power Business in a manner tax efficient to UBS and Enron, so long as such structure would not be detrimental to UBS in its good faith judgment. UBS and Enron shall reasonably cooperate with each other in connection with such auction and sale (or other process). Upon consummation of such sale and the payment of such amount of proceeds to Enron, the Enron Parties shall be entitled to no further Royalties under this Agreement (except any Stub Period Royalty), and the licenses hereunder, which may be transferred at UBS's election to either UBS or to the third party buyer as part of such sale, shall automatically thereupon, in exchange for the consideration to Enron specified in the third sentence of this paragraph, become fully paid up, and UBS shall have right at the time of such sale to effect its options under clauses (a) or (b) of Section
                  6.2 and to retain in perpetuity the non-exclusive licenses granted under this Agreement. As part of such sale, UBS and the UBS Affiliates shall be entitled to use such Intellectual Property Rights on a non-exclusive basis to wind down and transition the Gas and Power Business and to such other rights (and be subject to its obligations) under Article XX and this Agreement as though the license were being terminated by UBS pursuant to Section 20.2.

                           (ii) Termination Exercise. If UBS elects to satisfy
                  Enron's exercise of the Enron Right with the Termination Exercise, then UBS shall terminate this Agreement pursuant to
                  Section 20.2, and all licenses granted by or to it hereunder, pursuant to Article XX hereof, and the Enron Parties shall be entitled to no further Royalties under this Agreement (except any Stub Period Royalty) and the parties shall be entitled to the rights set forth in Article XX.

                           (iii) Securitization Exercise. If UBS elects to
                  satisfy Enron's exercise of the Enron Right with the Securitization Exercise, then the parties shall cooperate to give effect to UBS's structure therefor, provided there is no reduction in the Royalty as a result of such structure.

                           (iv) Acceleration Exercise. If UBS elects to satisfy
                  Enron's exercise of the Enron Right with the Acceleration Exercise, then UBS shall pay a sum equal to the Exercise Price, and the Exercise Price shall be calculated in accordance with clause (iii) of the first paragraph of Section 6.1(a), excluding clause (a) of the proviso therein.

                  (c) UBS Sale Option. Beginning upon the end of the 60th month following the Effective Date, UBS shall have the option (the "Sale Option") at any time to sell the Gas and Power Business. If UBS shall proceed to conduct such sale, it shall conduct an auction or such other process to effect the sale of the Gas and Power Business or substantially all its assets and liabilities to one or more third parties pursuant to a process that UBS determines in its good faith judgment is designed to maximize the consideration received for the Gas and Power Business or its assets and the Sale Procedures shall apply.

                  (d) Procedural Matters. Each tranche of the Option shall be exercisable during the Option Period by UBS giving written notice (the "Exercise Notice") to Enron at any time during the three-month period immediately following the end of any Calculation Period, but only one tranche shall be exercisable during any two consecutive Calculation Periods. An Exercise Notice may be revoked at any time prior to the closing of the tranche relating to such Exercise Notice. The parties shall use their reasonable best efforts to take all actions, including procuring all necessary or advisable third party consents, as applicable to each of them, to give effect as expeditiously as possible to the transactions contemplated to occur at the closing of such tranche. Such closing shall occur within five Business Days following Enron's receipt of the Exercise Notice, but the closing shall be postponed for such time as is necessary to obtain any necessary regulatory approvals, permits and clearances of waiting periods, including any clearance under the HSR Act. At the closing of such tranche, subject to the satisfaction of the matters contemplated to occur at such closing as provided herein, UBS shall cause the Exercise Price (if any) to be paid to Enron, such payment to be accompanied by a statement prepared by or on behalf of UBS setting forth the calculation of such Exercise Price. Similar procedures shall apply if UBS elects to satisfy Enron's exercise of the Enron Right with the Acceleration Exercise. Once either (i) UBS has exercised all three tranches of the Option and has paid the Exercise Price (if any) with respect thereto or (ii) the Acceleration Exercise has occurred and UBS has paid the Exercise Price (if any) in connection therewith, Royalties shall no longer accrue or be payable for each Calculation Period beginning with the Calculation Period in which the final Exercise Notice or Enron Exercise Notice, as the case may be, was delivered. Enron's exercise of the Enron Right shall take precedence over UBS's exercise of the Option, in the case where the Enron Right and the Option have both been exercised but not closed.

                  (e) Enron Marketing Information Rights.

                  Beginning upon the third anniversary of the Effective Date and continuing no later than the Option Termination Date, if at any time any tranche of the Option is exercisable by UBS and UBS does not timely deliver the Exercise Price to Enron following delivery of an Exercise Notice exercising the Option, Enron on behalf of the Enron Parties shall be entitled to the marketing information rights set forth in this Section 6.1(e), unless there has been an exercise of the Enron Right or the Sale Option or a delivery of a notice of termination pursuant to Article XX.

                  Enron shall be entitled to provide the historical financial information included in the Royalty Statements, the accompanying Agreed Upon Procedures letter provided pursuant to Section 6.1 and the Quarterly Financial Information provided pursuant to Section 5.3 to potential buyers of the Royalty interest of Enron in connection with the marketing efforts of Enron to sell such interest. UBS shall be entitled to review and approve all summary financial information and marketing material used by Enron in such marketing efforts, such approval not to be unreasonably withheld or delayed. The date of receipt of such approval shall constitute the first day of the three month period constituting the "UBS Approval".

                  Prior to providing any such information to any Person, Enron and the recipient of the information shall have entered into a confidentiality agreement with UBS, in form and substance reasonably satisfactory to UBS. Such information shall not be provided to more than 10 recipients in any marketing effort. No such information may be provided to any competitor of UBS or any of the UBS Affiliates, including any Person engaged in a business that competes with the Gas and Power Business. The marketing effort shall be limited to the three-month period beginning on the date the UBS Approval is delivered; provided that if by the end of such period Enron shall not have entered into a definitive agreement to sell the Royalty interest, Enron shall have the information rights provided in this Section 6.1(e) again when the conditions hereof are met and Enron owns the Royalty interest. Enron's information rights contained in this
Section 6.1(e) will not be available more than once in any 12-month period. The marketing efforts by Enron shall comply in all material respects with Applicable Laws. Except as to Section 25.2, nothing in this Section shall alter the rights and obligations of the parties in other provisions of this Agreement.

                  6.2. Option for Assignment and License of Proprietary Software and Other Intellectual Property or for Perpetual Licenses. Upon the earliest to occur of the closing with respect to the third tranche of the Option, the closing of the Securitization Exercise, the closing of the Sale Exercise, the closing of the Sale Option and the closing of the Acceleration Exercise (such closing being referred to as the "Conversion Date"), UBS may elect by written notice to the Enron Parties either (a) to have the parties execute the Assignment and License Agreement in substantially the form attached hereto as
Exhibit 6.2 or (b) to have the non-exclusive licenses granted to UBS and the UBS Affiliates under Sections 1.1(a) and 16.1(a)(i) and the exclusive licenses granted to UBS and the UBS Affiliates under Sections 1.2(a) and 16.1(a)(iii) become perpetual.

                                   ARTICLE VII
                                   -----------
                                 NON-COMPETITION
                                 ---------------

                  7.1. Non-Competition.

                  (a) Each of UBS and the Enron Parties acknowledge and recognize the highly competitive nature of the Gas and Power Business and of the business of UBS and the UBS Affiliates. Accordingly, in consideration of the payments contemplated to be made pursuant to this Agreement, the transactions contemplated by this Agreement and the premises contained herein, none of the Enron Parties shall, nor shall they permit any of their Controlled Affiliates to:

                           (i) at any time during the period beginning
                  immediately following the Effective Date and ending on the date the Royalty has been fully paid under Article VI or
                  Section 20.2 (the "Restricted Period") directly or indirectly engage, or have any controlling ownership interest in, or be employed by or associated in any manner (other than possible investments in public entities of no more than 5% or private entities of no more than 10%) with any Competing Business;

                           (ii) at any time during the Restricted Period
                  directly or indirectly, either as principal, agent, employer, advisor (whether paid or unpaid), controlling shareholder, general partner or in any other capacity whatsoever, either for its own benefit or for the benefit of any other Person, discourage any supplier, customer or trading counterparty of Enron's Gas and Power Business from doing business with UBS or any of the UBS Affiliates in its Gas and Power Business; provided, that the foregoing shall not limit the Enron Parties or their Controlled Affiliates from engaging in business activities not otherwise prohibited by this Section 7.1;

                           (iii) at any time during the Restricted Period
                  directly or indirectly, either as principal, agent, employer, advisor (whether paid or unpaid), controlling shareholder, general partner or in any other capacity whatsoever, either for its own benefit or for the benefit of any other Person, either (A) hire, attempt to hire, contact or solicit with respect to hiring, any employee of UBS or any of UBS Affiliates engaged in the conduct of the Gas and Power Business, or (B) induce or otherwise counsel, advise or encourage any employee of UBS or any UBS Affiliate engaged in the conduct of the Gas and Power Business to leave the employment of UBS or any UBS Affiliate; provided, that, the prohibition on hiring shall expire on the second anniversary of the Effective Date.

                  For purposes of this Section 7.1, "Competing Business" shall mean any Person engaged in whole or in part in any business that directly competes with the Gas and Power Business; provided, however, that the following activities of Enron and its Controlled Affiliates that are in accordance with and consistent with historical practices, shall not be prohibited:

                                    (A) the structuring, origination, marketing
                           or distributing of Gas and Power Commodities arising out of the continuation or winding down of activities of the Enron Parties or their Controlled Affiliates;

                                    (B) the provision, servicing, fulfilling,
                           monetizing, restructuring, or optimizing of any existing energy contract obligations, assets or positions of the Enron Parties or their Controlled Affiliates;

                                    (C) the provision of energy asset management
                           services, including, but not limited to, energy asset optimization, back office outsourcing, asset development, fuel switching, balancing among other services customary to such agreements provided to North American local distribution companies, municipal electric utilities, investor owned utilities, independent power plants and exploration and production companies;

                                    (D) the provision of such commodities or
                           services through retail transactions with consumers including industrial, commercial and residential customers;

                                    (E) as necessary for provision of demand
                           side management and distributed generation to North American retail customers;

                                    (F) as necessary as fuel or off-take for any
                           facilities owned or controlled by Enron;

                                    (G) as necessary as part of the provision of
                           a primarily capital markets or financing activity, product or service for the Enron Parties or their customers;

                                    (H) energy emissions products and services,
                           green energy or renewables or any such similar energy type;

                                    (I) the conduct of business by Portland
                           General Corporation, Northern Border Partners, L.P. ("NBP"), EOTT Energy Partners, L.P. ("EEP"), Citrus Corp., and Mariner Energy, Inc. and their respective subsidiaries and, if applicable, general partners in their conduct of the business of NBP or EEP, as applicable;

                                    (J) the provision of services under (i) the
                           IT Services Agreement, by and among AEP Energy Services, Inc., Houston Pipe Line Company and Enron North America Corp., dated as of December 27, 2000, as amended by that certain Amendment, dated as of May 31, 2001 (the "HPL Agreement"), and (ii) the IT

                           Services Agreement, by and between Bridgeline Holdings, L.P. and Enron North America Corp., dated as of March 1, 2000 (the "Bridgeline Agreement") as well as potential transition services to Dynegy, Inc. and its affiliates in connection with its acquisition of Northern Natural Gas Company;

                  provided, however, that each of Enron and its Controlled Affiliates shall be relieved of the restrictions in this Section 7.1 to the extent it determines in good faith that compliance would subject it to a substantial risk of a breach of fiduciary duty owed to minority equity holders; and

                  provided, further, however, that the following activities of the Enron Parties and their Controlled Affiliates, whether in accordance with historic practices, winding down or otherwise, shall be prohibited in all circumstances regardless of any exceptions otherwise permitted pursuant to this
Section 7.1:

                                    (A) making a two-way market in any Gas or
                           Power Commodities; and

                                    (B) operating, sponsoring or owning any
                           economic interest (other than the Royalty or an equity investment of less than five percent in a Person) in any electronic trading platform used for two-way electronic trading of any Gas or Power Commodities, but excluding being a customer of such a trading platform (the matters being prohibited by clauses (A) and (B) being "Prohibited Activities").

                  (b) The Enron Parties agree that they shall not directly or indirectly approve the conduct of any Competing Business by any Affiliate that is not a Controlled Affiliate, by any entity to which they may have a fiduciary duty or by any of the entities referred to in Clause (I) above or use the ability of such entities to engage in a Competing Business to avoid the Enron Parties' obligation under this Section 7.1.

                  (c) It is the desire and intent of the parties hereto that the provisions of this Section 7.1 shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, it is expressly understood and agreed that, although the Enron Parties and UBS consider the restrictions contained in this Section 7.1 to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 7.1 is unenforceable against any party, the provisions of this Section 7.1 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

                  (d) UBS agrees, at any time during the Restricted Period, that it shall not, nor shall it permit any of the UBS controlled Affiliates to:

                           (i) other than through the Gas and Power Business or
                  as set forth in clause (v) below, directly or indirectly engage, or have any ownership interest in, any Trading Businesses primarily trading Gas and Power Commodities in North America or engaged in the Prohibited Activities;

                  provided, however, that the foregoing shall not be violated by UBS or the UBS controlled Affiliates owning, directly or indirectly securities of any Person if such party does not, directly or indirectly, beneficially own, collectively, ten percent or more of any class of securities of such Person;

                           (ii) transfer any traders or other key personnel of
                  the Gas and Power Business to any Person in which UBS, directly or indirectly, has any ownership interest if (A) such Person is engaged in the trading business relating to Gas and Power Commodities or (B) the transferred trader or other key personnel has been identified by Enron to UBS as a critical employee and two of such critical employees have been transferred in the preceding 18-month period, or after giving effect to such transfer, more than 10% of the trading professionals or 10% of the other employees who are actually hired by UBS, as applicable, have been so transferred since the date of this Agreement; and

                           (iii) incorporate lines of business or expenses
                  unrelated to the Gas and Power Business into the calculation of Royalties, including by acquisition of such line of business; or

                           (iv) directly or indirectly, either as principal,
                  agent, employer, advisor (whether paid or unpaid), controlling shareholder, general partner or in any other capacity whatsoever, either for its own benefit of or the benefit of any other Person, either (A) contact or solicit with respect to hiring any employees of Enron or Controlled Affiliates engaged in the conduct of the Gas and Power Business or (B) induce or otherwise counsel, advise or encourage any employee of Enron or any Controlled Affiliate engaged in the conduct of the Gas and Power Business to leave the employment of Enron or such Controlled Affiliate; provided, that UBS and the UBS controlled Affiliates may take the actions otherwise prohibited by this clause (iv) until the date 75 days after the Effective Date.

                           (v) Notwithstanding the foregoing, nothing herein
                  shall prohibit UBS or a UBS controlled Affiliate from acquiring a business engaged in the Trading Business relating to Gas and Power commodities so long as (i) a "chinese wall" is maintained between the employees engaged in the Gas and Power Business and the employees engaged in the acquired business and (ii) the provisions of subsection (d)(ii) are adhered to; provided, however, that if the Proprietary Software is the primary trading platform of such Trading Business for Gas and Power commodities, such Gas and Power Business shall be included in the Gas and Power Business for purposes of determining the Royalty and the Exercise Price under this Agreement.

                  (e) Bridgeline Services. Notwithstanding anything to the contrary in clauses (a) and (b) of this Section 7.1, the Enron Parties and their Affiliates shall be permitted to continue their existing relationship with Bridgeline Holdings, L.P. ("Bridgeline") under the Bridgeline Agreement and otherwise so long as Bridgeline's business is limited to the historical practices of the businesses set forth under items (A) through (H) and item (J) under clause (a) of Section 7.1 provided that such businesses are not engaged in any Prohibited Activities.

                  7.2. Affiliate Transactions. UBS agrees that any transaction between the Gas and Power Business and any other UBS Affiliate shall be on terms no less favorable to the Gas and Power Business than would be obtained in an arm's-length transaction with a third party that is not a UBS Affiliate.

                  7.3. Injunctive Relief. The parties acknowledge that damages at law would be an inadequate remedy for the breach by a party of any provision of Section 7.1, and agree, in the event of such breach, that the non-breaching party may obtain temporary and permanent injunctive relief restraining such other party from such breach, and, to the extent permissible under applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained in this Agreement shall be construed as prohibiting the parties or their Affiliates from pursuing other remedies available at law or in equity for such breach or threatened breach of Section 7.1 of this Agreement.

                  7.4. Third Party Proprietary Software and Data Usage Restrictions Agreement. The Enron Parties shall cause any third party to whom Source Code for any of the Proprietary Software applications is assigned or licensed, whether in connection with an Enron Change of Control or otherwise, to execute a proprietary software and data usage restriction agreement in the form attached hereto as Exhibit 7.4.

                                  ARTICLE VIII
                                  ------------
                       INITIAL OBLIGATIONS OF THE PARTIES
                       ----------------------------------

                  8.1. UBS's Entry into Licenses of Third Party Software. Immediately following the Effective Date, UBS shall seek those licenses to the Third Party Software which the Enron Parties did not deliver licensor's consent to assignment of licenses on the Effective Date, with the cooperation and assistance of the Enron Parties as UBS may reasonably request.

                  8.2. Termination of Rights of Enron Affiliates and Third Parties. In the event that the Enron Parties become aware of any use, whether by license, service bureau services or otherwise, by any of their Affiliates or third parties of the Proprietary Software in connection with the Gas and Power Business (except as permitted by the Sublicense Agreement and except as set forth on Exhibit 8.2), then the Enron Parties shall take any and all actions required to terminate any and all rights in such use of such Affiliates or third parties.

                  8.3. Cooperation Necessary for IT Integration. The Enron Parties shall cooperate fully with UBS in order to assist UBS in (i) achieving the requirements of Section 10.1 and (ii) in all other respects as deemed reasonably necessary by UBS and the UBS Affiliates to achieve the purposes of this Agreement. Such cooperation shall include provision of any access that UBS and the UBS Affiliates may reasonably deem appropriate to Enron's data centers or other information technology facilities supporting the Gas and Power Business.

                                   ARTICLE IX
                                   ----------
                                   [RESERVED]

                                    ARTICLE X
                                    ---------
       LAUNCH OF WEB SITE AND UBS'S COMMENCEMENT OF GAS AND POWER BUSINESS
       -------------------------------------------------------------------

                  10.1. Commencement. UBS shall determine, in its sole discretion, the date for commencement of the Gas and Power Business (the first day of which operation shall be referred to as the "Launch Date" herein).

                  (a) Logical Segregation and Security. The Enron Parties shall cooperate in all reasonable and necessary ways to assist UBS including providing reasonable access to the Enron Parties' facilities, systems and equipment, in adopting and implementing the integration and security measures set forth on
Exhibit 10.1(a) and in accomplishing in a timely manner the following:

                           (i) Software and Data to be used by both the Enron
                  Parties and UBS and the UBS Affiliates pursuant to Article VIII shall be logically segregated so that instances of the Software and Data used by UBS and the UBS Affiliates to operate the Gas and Power Business are securely separate and distinct from other instances thereof and from other materials of the Enron Parties.

                           (ii) Software and Data to be used only for UBS and
                  the UBS Affiliates pursuant to Article VIII shall be physically segregated so that all instances of such Software and Data are securely separate and distinct from other materials of the Enron Parties.

                           (iii) The phrase "separate and distinct" with respect
                  to two sets of materials, as used in this Section 10.1(a), includes the requirement that technological permissions to operate one set of materials are not sufficient to permit the operation of the second set of materials.

                           (iv) The logical segregation of materials shall be
                  accomplished in accordance with at least such security standards as are reasonable in the electronic trading and financial services industries and as are sufficient for compliance with all Applicable Law.

                           (v) The security standards referred to in Section
                  10.1(a)(iv) shall include the requirement that the Software and Data or instances thereof used for UBS and the UBS Affiliates are secured, including by firewalls or otherwise, from other systems or subsystems and from access by third parties and by Enron Employees whose access thereto is not expressly authorized pursuant to this Agreement.

                  10.2. Cooperation, Conferences and Meetings. The parties shall meet and confer regularly as appropriate to cooperate in the attainment of the provisions of Section 10.1 and to assess the progress of execution of those provisions.

                                   ARTICLE XI
                                   ----------
                               TRANSITION SERVICES
                               -------------------

                  11.1. Establishment of Additional Security by the Parties. Beginning no later than immediately following the Launch Date, the parties hereto shall commence adoption and implementation of the security measures set forth in Exhibit 11.1. The parties shall use their reasonable best efforts to achieve compliance with such measures not later than three months after the Launch Date. The Enron Parties will provide prompt and thorough support for security investigations as requested by UBS. Notwithstanding the foregoing, security tasks, including user permissioning, monitoring and audit of Deliverables shall be the sole responsibility of UBS.

                  11.2. Enron Transition Services.

                  (a) Beginning no later than the Launch Date and continuing until December 31, 2002 (the "Transition Services Period"), the Enron Parties shall provide the transition services, including data networks, active directories, domain management, e-mail, voicemail, private branch exchange, EC Outlook services, Lim Database services and on-call support, set forth in
Section 11.1, this Section 11.2 and in Exhibit 11.2 (the "Enron Transition Services") and shall satisfy the service levels provided herein and therein.

                  (b) The Enron Transition Services shall be provided 24 hours per day, seven days per week, every day of the year. Except as otherwise specifically set forth in Exhibit 11.2, the Enron Transition Services shall be performed in accordance with such reasonable policies and directives as may be issued from time to time by UBS and with the same standard of care as that of a reasonably prudent service provider under the circumstances.

                  (c) The Enron Parties agree in good faith to provide any other reasonable transitional service or support that arises as a result of this Agreement and the Related Agreements but has not been specified in Section 11.1, this Section 11.2 or in Exhibit 11.2 in order to permit the operation of the Gas and Power Business, including the Web Site, in substantially the same manner in which it was conducted prior to the filing of the Petitions, and including services for the transition of employees (such as human resources and payroll). In connection with the provision of the Enron Transition Services, the Enron Employees shall not undertake any trading action or commercial activity without the written instruction of UBS.

                  11.3. UBS Transition Services.

                  (a) During the Transition Services Period, UBS shall provide the information technology management services and financial advisory services and any other services that the parties mutually agree to with respect to trading and risk management for the existing trading book of the Enron Parties and Enron Canada reasonably necessary to support (i) the Enron Parties' provision of the Enron Transition Services, (ii) the continued use in the ordinary course of business consistent with historical practices by the Enron Parties and Enron Canada of the Deliverables to the extent such use by the Enron Parties is permitted by this Agreement and (iii) the Enron Parties' and Enron Canada's provision, servicing, fulfilling, monetizing, restructuring or optimizing of any existing energy contract obligations, assets or positions of the Enron Parties and Enron Canada in connection with the Enron Parties' and Enron Canada's unwinding of the trading positions held by the Enron Parties and

Controlled Affiliates on the Effective Date (the "UBS Transition Services", and, collectively with the Enron Transition Services, the "Services"). The initial scope, nature or delivery mechanism for the UBS Transition Services will be developed jointly by UBS and the Enron Parties within 14 days of the Effective Date and shall be updated periodically as agreed by the parties.

                  (b) The UBS Transition Services shall be performed by UBS in accordance with such reasonable policies and directives as may be issued from time to time by the Enron Parties and with UBS using the same standard of care as that used by a reasonably prudent service provider under the circumstances.

                  (c) In connection with providing the UBS Transition Services, UBS shall provide to the Enron Parties reasonable access from time to time at reasonable times to the personnel and facilities of UBS primarily dedicated to the Gas and Power Business. Enron may request UBS Transition Services solely for the purposes described above by providing a written request containing (i) the services to be provided and (ii) if applicable, the specific persons the Enron Parties are requesting to perform such services. Enron shall identify the specific access needed and the date or dates and times that Enron requires such access. In connection with the provision of the UBS Transition Services, the UBS and UBS Affiliates' employees shall not undertake any trading action or commercial activity without the prior written instruction of the Enron Parties.

                  11.4. Employees. Each of the Enron Parties and UBS shall appoint and make available or cause one or more of its Affiliates to appoint an appropriate number of employees to provide the Services. The Enron Parties may at their expense cause third parties to provide the Enron Transition Services; provided, however, that each of the Enron Parties shall remain responsible for the provision of the Enron Transition Services in accordance with this Article XI.

                  11.5. Fees and Expenses. As compensation for the provision of the Services by the party providing the Services (the "Service Provider"), the party receiving the Services (the "Service Recipient") agrees to pay to the Service Provider fees as set forth in this Section 11.5.

                  (a) Out-of-Pocket Fees and Expenses. The Service Recipient shall reimburse the Service Provider for all documented reasonable out-of-pocket fees and expenses paid by the Service Provider (including fees and expenses paid to any independent contractor or other third party) reasonably incurred in connection with Services actually requested by and rendered to the Service Recipient and its Affiliates pursuant to this Article XI; provided, that such reimbursement shall be limited to the Service Provider's actual costs incurred and paid by the Service Provider or any of its Affiliates.

                  (b) Employees. Unless the parties separately agree in writing to another basis for determining reimbursable costs related to the engagement of a Service Provider's employees in providing Services, the Service Recipient shall pay the Service Provider's "fully-burdened cost" of its employees actually engaged in providing Services, calculated on a per-hour basis. For purposes of this Article XI, "fully-burdened cost" of the Service Provider's employees shall be based on the annualized amount of salary, statutorily required payments, taxes and the cost of benefits (including bonuses, health insurance, life insurance, disability, workers compensation, and any other employee benefits that the Service Provider may offer its employees during the Transition Services Period). The Service Provider shall require employees providing Services to keep detailed time records with respect to the performance of Services for the purpose of determining the amount of payment owed by the Service Recipient pursuant to the terms of this Article XI, and the Service Provider shall provide reasonable detail regarding its calculation of such fully-burdened cost with any invoice for such amounts (which detail can be provided by grade level rather than individual employees, if appropriate).

                  (c) Overhead. The Service Recipient shall pay the Service Provider's reasonably allocated overhead cost associated with the cost of office space, utilities, computer systems, supplies and equipment used in actually performing the Services. The Service Provider shall provide reasonable detail regarding its calculation of such allocated overhead with any invoice for such amounts.

                  (d) Accounting. The Service Provider shall keep a full and complete account of all costs, expenses and expenditures incurred by it in connection with the provision of Services hereunder.

                  (e) Payment. The Service Provider shall invoice the Service Recipient within 30 days following the end of each quarterly period for the fees and expenses accrued during such quarterly period. Amounts due to the Service Provider shall be paid within 60 days of the invoice date.

                  11.6. Audit. The Service Recipient and its designated representatives, after 15 days' notice in writing to the Service Provider, shall have the right during normal business hours to audit, at the Service Recipient's expense, the books and records of the Service Provider for the sole purpose of examining compliance by the Service Provider with the terms of this Article XI. The Service Recipient shall not commence such audits more than twice. The Service Recipient shall have 60 days after the invoice date in which to make an audit of such records for the Transition Services Period. Absent fraud or intentional concealment or misrepresentation by the Service Provider or its employees, the Service Provider shall neither be required nor permitted to adjust any item on such invoice unless a claim therefor is presented or adjustment is initiated within 60 days after the date of such invoice, and in the absence of such timely claims or adjustments, the invoices rendered shall be conclusively established as correct.

                  11.7. Maintenance of Records; Access to Information and Materials.

                  (a) Each of the parties hereto shall maintain accurate books and records in accordance with U.S. GAAP covering all actions and Services provided under and pursuant to this Article XI.

                  (b) Each of the parties hereto shall have access to any records, information or other input from the party receiving the Services as necessary for the Service Provider to perform the Services. If the Service Recipient fails to make available or supply such information or input and such failure renders the Service Provider's performance of any Services unreasonably difficult, the Service Provider, upon reasonable notice to the applicable party, shall not be obligated to perform such Services.

                  11.8. Limitation. Each of the parties hereto acknowledges that the Services shall be provided only with respect to the business of the parties hereto. The parties shall not be required to perform any Services for the benefit of any Person other than the Enron Parties and Enron Canada, UBS and the UBS Affiliates, provided that the foregoing restriction shall not apply to UBS's and UBS Affiliates' provision of the UBS Transition Services to the Enron Parties with respect to support of the HPL Agreement, the Bridgeline Agreement and the potential services agreement with Northern Natural Gas Company in connection with its acquisition by Dynegy, Inc.

                  11.9. Nature of Relationship; Release.

                  (a) The relationship of the Service Provider with the Service Recipient established under this Article XI will be that of an independent contractor and in no event shall any party hereto be deemed a partner, co-venturer or agent of the other party hereto.

                  (b) Release by the Enron Parties. Each of the Enron Parties hereby (i) releases UBS and the UBS Affiliates, and their respective shareholders, partners, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims (including claims of creditors and Affiliates of the Enron Parties), settlements, losses (including diminutions in value), damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel, consultants, accountants and other professionals) (collectively, "Losses") that such Enron Party may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, related to any action taken or omitted to be taken by UBS or any UBS Affiliate (except for the willful misconduct of UBS or any UBS Affiliate) in connection with the provision of the UBS Transition Services; and (ii) covenants not to sue UBS and the UBS Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives for any matter released pursuant to clause (i) of this Section 11.9(b).

                  11.10. Intellectual Property. Any Intellectual Property developed or acquired by the Enron Parties solely in connection with the provision of services pursuant to this Article XI, including any changes or other Enhancements of existing Proprietary Software, Documentation and Data, shall become Proprietary Software, Documentation and Data for all purposes under this Agreement.

                  11.11. Third Party Beneficiary. For purposes of Article XI, Enron Canada is a third party beneficiary of the rights granted to the Enron Parties herein.

                                   ARTICLE XII
                                   -----------
                  MIGRATION OF DELIVERABLES TO UBS DATA CENTER
                  --------------------------------------------

                  12.1. Agreed Plan of Migration. No later than 10 days following the Launch Date, UBS shall adopt, with the cooperation of the Enron Parties, a written plan for the migration of the Deliverables to the Data Center (the "Migration Plan") whereby UBS, with the cooperation of the Enron Parties, shall cause such migration to occur so that UBS and the UBS Affiliates may continue to operate the Gas and Power Business as contemplated by this Agreement and the Master Agreement. The Migration Plan shall include a timetable for the migration of all the elements of the Deliverables necessary to operate the Gas and Power Business to the Data Center (including the physical transfer of the Hardware and the installation and logical and physical segregation and security of the Software, Documentation and Data).

                  12.2. Requirements for Disentanglement.

                  (a) Logical and Physical Segregation, Security. UBS, with the cooperation and assistance of the Enron Parties, shall provide for the following:

                           (i) The Deliverables shall be logically and
                  physically segregated so that all instances of the Deliverables are securely separate and distinct from any materials of the Enron Parties and are operated on Hardware on the premises of UBS.

                           (ii) The phrase "separate and distinct" with respect
                  to two sets of materials, as used in this Section 12.2, includes the requirement that technological permissions to operate one set of materials are not sufficient to permit the operation of the second set of materials.

                           (iii) The logical and physical segregation of the
                  Deliverables shall be accomplished in accordance with at least such security standards as are reasonable in the electronic trading and financial services industries and as are sufficient for compliance with all Applicable Law.

                           (iv) The security standards referred to in Section
                  12.2(a)(iii) shall include the requirement that the Deliverables are secured, including by firewalls or otherwise, from other systems or subsystems and from access by third parties, including by Enron Employees.

                  (b) Trading and Operations; Credit and Market Risk; Finance. The items set forth in clause (a) alone shall be completed in a manner such that UBS and the UBS Affiliates shall be able to operate the Gas and Power Business in accordance with the internal standards and procedures of UBS and any UBS Affiliates and Applicable Law, as determined by UBS and any UBS Affiliates in their sole reasonable discretion.

                  (c) [Reserved]

                  (d) Further Assurances Regarding Sufficiency of Assets. In the event UBS determines in its reasonable discretion that the representations and warranties contained in Sections 18.1(d)(i) and 18.1(j) are not satisfied, the Enron Parties shall promptly (i) transfer, assign and deliver to UBS such Hardware free and clear of all Liens and (ii) unless prohibited by Applicable Law or contract, grant such Intellectual Property Rights in respect of, and deliver copies of, any Proprietary Software, Marks, Licensed Patents and Data owned or licensed by Enron or its Affiliates, in each case, as may be necessary in order to permit UBS to operate the Gas and Power Business in substantially the same manner as such business was conducted by the Enron Parties and their Affiliates during the third quarter of 2001.

                  (e) If (i) there is any Proprietary Software lacking Sufficient Documentation as of the Effective Date; (ii) the employees of the Enron Parties or their Affiliates accepting employment with UBS are not reasonably knowledgeable regarding maintenance and support of such Proprietary Software; (iii) the employees knowledgeable regarding the maintenance and support of such Proprietary Software remain employees of the Enron Parties or their Affiliates; (iv) UBS provides written notice to the Enron Parties of such facts promptly after becoming aware thereof and (v) written notice of such facts is given to the Enron Parties not later than 120 days after the Effective Date; then not later than 20 Business Days after receipt of such notice, the Enron Parties shall create and deliver to UBS Sufficient Documentation for such Proprietary Software. "Sufficient Documentation" for Proprietary Software means Documentation that is current, accurate and reasonably sufficient in detail and content to identify and reasonably explain to a software engineer of ordinary skill and experience the maintenance and support of such Proprietary Software;

                  12.3. Cooperation, Conference and Meetings. The parties shall meet and confer regularly as appropriate to cooperate in the attainment of the provisions of Section 12.2 and to assess the progress of execution of those provisions.

                                  ARTICLE XIII
                                   [RESERVED]

                                   ARTICLE XIV
                                   [RESERVED]

                                   ARTICLE XV
                                      COSTS
                                      -----

                  15.1. Costs. Costs and expenses hereunder shall be borne by the party that incurs them unless otherwise expressly provided herein.

                                   ARTICLE XVI
  LICENSE TO OTHER INTELLECTUAL PROPERTY; MAINTENANCE OF INTELLECTUAL PROPERTY
  ----------------------------------------------------------------------------

                  16.1. Non-Exclusive and Exclusive Licenses to the Licensed Patents.

                  (a) Licenses to Licensed Patents.

                           (i) Non-Exclusive Grant. Subject to the terms and
                  conditions of this Agreement, the Enron Parties hereby grant UBS and the UBS Affiliates a worldwide, irrevocable (except as otherwise provided in Article XX) non-exclusive (except as otherwise provided in Section 16.1(a)(iii)) license to use and practice the Licensed Patents in the following manner: (i) the right to make, have made, use, research, develop and market and (ii) commencing on the Conversion Date to sell, offer for sale, import, export, or otherwise exploit products, processes and services and other invention claimed in or covered by the Licensed Patents.

                           (ii) Term. Unless earlier terminated as provided in
                  Article XX, the non-exclusive license granted in Section 16.1(a)(i) above shall be for a term of 20 years from the

                  Effective Date or the expiration of the last valid and subsisting claim of the Licensed Patents, whichever is earlier. The Enron Parties hereby acknowledge and agree that UBS may terminate this non-exclusive license in whole or in part at any time and for any or no reason.

                           (iii) Exclusive Grant. Subject to the terms and
                  conditions of this Agreement and the Sublicense Agreement, the Enron Parties hereby grant UBS and the UBS Affiliates a worldwide, irrevocable (except as otherwise provided in Article XX), exclusive license to use and practice the Licensed Patents in connection with the Gas and Power Business in the following manner: (i) the right to make, have made, use, research, develop and market and (ii) commencing on the Conversion Date to sell, offer for sale, import, export, or otherwise exploit products, processes and services and other invention claimed in or covered by the Licensed Patents.

                           (iv) Term of Exclusivity. Unless earlier terminated
                  as provided in Article XX, the exclusive license granted in
                  Section 16.1(a)(iii) above shall be for a term of 10 years from the Effective Date or the expiration of the last valid and subsisting claim of the Licensed Patents, whichever is earlier. The Enron Parties hereby acknowledge and agree that UBS may terminate this exclusive license in whole or in part at any time and for any or no reason. During such period of exclusivity, UBS and the UBS Affiliates shall have all rights afforded to exclusive licensees under the patent or other laws of the applicable country or jurisdiction and any applicable international treaty or convention, including, if available, the right to file suit or otherwise enforce its rights in their name or in the name of the Enron Parties against any third parties for patent infringement or misappropriation of the Licensed Patents and to recover any damages, royalties, profits, legal fees and costs relating thereto, and to defend against any claim of invalidity or unenforceability of any claim of any Licensed Patent. At the request of UBS or the UBS Affiliates, the Enron Parties shall appear as a party in any such action, suit, defense or proceeding (and UBS shall pay the documented reasonable out-of-pocket expenses paid by the Enron Parties and reasonably incurred in connection with such appearance).

                           (v) Ownership of Licensed Patents. UBS hereby
                  acknowledges that, except as otherwise provided herein, the Enron Parties retain all right, title and interest in and to the Licensed Patents and that UBS's use of the Licensed Patents shall not create in UBS any right, title and interest in the Licensed Patents, except as a licensee, and that all use of the Licensed Patents will inure solely to the benefit of the Enron Parties.

                           (vi) Ownership of Patent Improvements. The Enron
                  Parties acknowledge and agree that UBS shall own all Patent Improvements developed, conceived, created, discovered or acquired by or at the direction of UBS or the UBS Affiliates.

                  16.2. Disposition of Certain Domain Names. Not less than 90 days following the first public announcement by UBS or a UBS Affiliate that the Web Site is operational, the Enron Parties shall permanently cease public use of the domain names www.enrononline.com, www.enronline.net and www.enrononline.net. At the end of such 90 day period, the Enron Parties shall transfer to UBS such domain names. UBS shall not connect any web site or other service to such domain names. The Enron Parties do not hereby grant any license to use the ENRON trademark or any other trademark embodied in such domain names.

                  16.3. Protection of Rights in the Proprietary Software. During the term of, and subject to, the licenses granted under Sections 1.1(a) and 1.2(a), the Enron Parties shall (and shall cause their licensees to) take all actions necessary to maintain all Intellectual Property Rights in the Proprietary Software in full force and effect. The Enron Parties shall not (and shall not permit any licensees thereof to) do any act or knowingly omit to do any act whereby the Enron Parties' Intellectual Property Rights in the Proprietary Software shall be lost or become invalid, including without limitation permitting any copyrights in the Proprietary Software to fall into the public domain. UBS shall provide the Enron Parties with prompt notice of any alleged, actual or threatened infringement or misappropriation of, or any actual or threatened invalidity action against, the Intellectual Property Rights in the Proprietary Software of which UBS may become aware, and the Enron Parties shall provide UBS with prompt notice of any alleged, actual or threatened infringement or misappropriation of, or any actual or threatened invalidity action against, the Intellectual Property Rights in the Proprietary Software of which the Enron Parties may become aware. The Enron Parties shall take prompt action to enforce or defend against such alleged, actual or threatened infringement, misappropriation or invalidity action, unless the Enron Parties receive notice that UBS or any UBS Affiliate intends to exercise its rights as exclusive licensee under Section 1.2(b) to pursue such action or defense. If the Enron Parties should not take action to enforce or defend their rights in the Proprietary Software within a reasonable period following receipt of notice of an actual infringement or misappropriation of, or any invalidity action against, the Intellectual Property Rights in the Proprietary Software, then UBS and any of its Affiliates shall have the right (but not the obligation) to institute and prosecute any such action or defense. Each party hereto shall use reasonable best efforts to assist and cooperate with the other party pursuing such action, including appearing as a party to such action or defense. Each party shall bear its own costs and expenses relating to such action or defense. Any amounts recovered in connection with such proceeding shall be distributed, first, to the party pursuing such action or defense to cover its costs and expenses relating thereto and, second, to the other party to cover its costs and expenses, if any, incurred in connection with the proceeding. Any remaining amount shall be divided between the parties in proportion to the relative Loss suffered by each, respectively, as a result of the infringement, misappropriation or invalidity challenge. Each party shall obtain the other party's approval before entering into any compromise, settlement or stipulation that affects the other parties' Intellectual Property Rights in any way with respect to such proceeding, which approval the other party shall not unreasonably withhold. In no event shall either party take any position or submit any argument in any such proceeding that may in any way lessen, impair or undermine the Intellectual Property Rights in the Proprietary Software or any party's rights herein.

                  16.4. No Exclusive License to the Proprietary Software to be Granted to Third Parties. Except as otherwise provided under this Agreement, the Enron Parties covenant and agree that they shall not grant (i) an exclusive license in the Proprietary Software to any third party during the term of this

Agreement or (ii) any right to a third party or take any other action that may be inconsistent with, or that may impair or undermine in any way, the rights that the Enron Parties have granted to UBS and the UBS Affiliates under this Agreement, including without limitation, actions that would preclude the Enron Parties' performance of their obligations upon UBS's exercise of the Option under Section 6.1.

                  16.5. Protection and Maintenance of Rights in Licensed Patents. During the term of, and subject to, the licenses granted under Sections 16.1(a)(i) and (iii), the Enron Parties shall (and shall cause their licensees to) take all actions necessary to maintain the Licensed Patents in full force and effect, including, without limitation, using all proper statutory notices and markings in order to so maintain the Licensed Patents in full force free from any claim of abandonment for non-use or invalidity, and the Enron Parties shall not (and shall not permit any licensees thereof to) do any act or knowingly omit to do any act whereby any Licensed Patents shall be lost, lapse or become invalidated. The Enron Parties shall cause to be taken all reasonably necessary steps in any proceeding before the United States Patent and Trademark Office or in any patent or corresponding government office or agency in any foreign jurisdiction to prosecute and maintain each granted or issued patent and each pending patent application or registration for any of the Licensed Patents, including, without limitation, payment of all requisite fees and taxes, and shall provide UBS with copies of all correspondence to and from such offices or agencies relating thereto. UBS shall provide the Enron Parties with prompt notice of any alleged, actual or threatened infringement or misappropriation of, or any actual or threatened invalidity action against, any of the Licensed Patents of which UBS may become aware, and the Enron Parties shall provide UBS with prompt notice of any alleged, actual or threatened infringement or misappropriation of, or any actual or threatened invalidity action against, any of the Licensed Patents of which the Enron Parties may become aware. The Enron Parties shall take prompt action to enforce or defend against such alleged, actual or threatened infringement, misappropriation or invalidity action, unless the Enron Parties receive notice that UBS or any UBS Affiliate intends to exercise its rights as exclusive licensee under Section 16.1(a)(iv) to pursue such action or defense. If the Enron Parties should not take action to enforce their rights in the Licensed Patents within a reasonable period of time of receiving notice of an actual infringement or misappropriation of, or any invalidity action against, any of the Licensed Patents, then UBS and any UBS Affiliate shall have the right (but not the obligation) to institute and prosecute any such action. Each party hereto shall use reasonable best efforts to assist and cooperate with the other party pursuing such action or defense, including appearing as a party to such action or defense. Each party shall bear its own costs and expenses relating to such action or defense. Any amounts recovered in connection with such proceeding shall be distributed, first, to the party pursuing such action or defense to cover its costs and expenses relating thereto and, second, to the other party to cover its costs and expenses, if any, incurred in connection with the proceeding. Any remaining amount shall be divided between the parties in proportion to the relative Loss suffered by each, respectively, as a result of the infringement, misappropriation or invalidity challenge. Each party shall obtain the other party's approval before entering into any compromise, settlement or stipulation with respect to such proceeding, which approval the other party shall not unreasonably withhold. In no event shall either party take any position or submit any argument in any such proceeding that may in any way lessen, impair or undermine any of the Licensed Patents or any party's rights herein.

                  16.6. No Exclusive License to the Licensed Patents to Third Parties. Except as otherwise provided under this Agreement, the Enron Parties covenant and agree that they shall not grant (i) an exclusive license in any of the Licensed Patents to any third party during the term of this Agreement or
(ii) any right to a third party or take any other action that may be inconsistent or that may impair or undermine in any way the rights that the Enron Parties have granted to UBS and the UBS Affiliates under this Agreement, including without limitation, actions that would preclude the consummation of the outright transfer of all the Intellectual Property Rights in the Licensed Patents to UBS and the UBS Affiliates upon UBS's exercise of the Option under
Section 6.1.

                  16.7. [Reserved]

                  16.8. [Reserved]

                  16.9. Protection and Maintenance of Trade Secrets. During the term of, and subject to, the right of access to and use of Trade Secrets granted to UBS and the UBS Affiliates under Section 1.6, the Enron Parties shall take all actions necessary to maintain and protect any Trade Secrets relating to the Gas and Power Business and to the Proprietary Software and Data. The Enron Parties shall not (and shall not permit others to) do any act or knowingly omit to do any act whereby any such Trade Secrets are lost, misused, misappropriated, or becomes public. UBS shall provide the Enron Parties with prompt notice of any alleged, actual or threatened misuse or misappropriation of the Trade Secrets of which UBS may become aware, and the Enron Parties shall provide UBS with prompt notice of any alleged, actual or threatened misuse or misappropriation of the Trade Secrets of which the Enron Parties may become aware. The Enron Parties shall take prompt action against such alleged, actual or threatened misuse or misappropriation, unless the Enron Parties receive notice that UBS or any UBS Affiliate intends to exercise its rights as exclusive licensee to pursue such action. If the Enron Parties should not take action to enforce their rights in the Trade Secrets within a reasonable period of time following receipt of notice of an actual or threatened misuse or misappropriation of the Trade Secrets, then UBS and any UBS Affiliate shall have the right (but not the obligation) to institute and prosecute any such action. Each party shall use reasonable best efforts to assist and cooperate with the other party pursuing such action, including appearing as a party to such action. Each party shall bear its own costs and expenses relating to such action. Any amounts recovered in connection with such proceeding shall be distributed, first, to the party pursuing such action to cover its costs and expenses relating thereto and, second, to the other party to cover its costs and expenses, if any, incurred in connection with the proceeding. Any remaining amount shall be divided between the parties in proportion to the relative Loss suffered by each, respectively, as a result of such misuse or misappropriation. Each party shall obtain the other party's approval before entering into any compromise, settlement or stipulation with respect to such proceeding, which approval the other party shall not unreasonably withhold. In no event shall either party take any position or submit any argument in any such proceeding that may in any way lessen, impair or undermine such Trade Secrets or any party's rights herein.

                  16.10. No Exclusive License to the Trade Secrets. Except as otherwise provided under this Agreement, the Enron Parties covenant and agree that they shall not (i) grant any license or access to the Trade Secrets relating to the Gas and Power Business to any third party during the term of this Agreement or (ii) grant any right to a third party or take any other action that may be inconsistent or that may impair or undermine in any way the rights that the Enron Parties have granted to UBS under this Agreement, including without limitation, actions that would preclude the consummation of the outright transfer of all Intellectual Property Rights and rights in the Trade Secrets to UBS upon UBS's exercise of the Option under Section 6.1.

                                  ARTICLE XVII
                                   [RESERVED]

                                  ARTICLE XVIII
                REPRESENTATIONS, WARRANTIES AND RELATED COVENANTS
                -------------------------------------------------

                  18.1. Representations and Warranties by the Enron Parties. The Enron Parties severally and not jointly represent and warrant to UBS as follows:

                  (a) Organization, Standing and Power. Each of the Enron Parties (i) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as conducted prior to the filing of the Petitions. Each of the Enron Parties is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as conducted prior to the filing of the Petitions, other than any failure to be so qualified that has not had and could not reasonably be expected to have a Material Adverse Effect.

                  (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Related Agreements to which it is a party, and all other agreements, documents and instruments contemplated in connection with this Agreement to which each Enron Party is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or limited liability company action of each Enron Party. Each Enron Party has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and each Enron Party has duly executed and delivered this Agreement. This Agreement, the Related Agreements and such other agreements, documents and instruments executed in connection herewith to which an Enron Party is a party when executed and delivered will be the legal, valid and binding obligations of each Enron Party enforceable in accordance with their respective terms.

                  (c) Conflicts; Consents. Assuming (i) the issuance of the Bankruptcy Court Order, (ii) compliance with the notification requirements of the Hart-Scott-Rodino Antitrust Act of 1976, as amended (the "HSR Act"), if any, and (iii) obtaining the waivers and consents set forth in Schedule 2.1(c) to the Master Agreement, none of the execution and delivery of this Agreement, the Related Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by any Enron Party with any of the provisions hereof or thereof, will (A) conflict with or result in a breach of the certificate of incorporation or by-laws or comparable organizational documents of any Enron Party, (B) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any material note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which an Enron Party is a party, or by which its properties or assets may be bound or affected or (C) violate any Applicable Law applicable to an Enron Party or such party's properties or assets (except, with respect to (B) and (C), such defaults or violations that would not reasonably be expected to have a Material Adverse Effect). Except (i) as set forth on Schedule 2.1(c) to the Master Agreement,
(ii) for the Bankruptcy Court Order and (iii) for filings pursuant to the HSR Act, if any, no material consent or approval by, or any notification of or filing with, any Person is required in connection with the execution, delivery and performance by the Enron Parties of this Agreement, the Related Agreements or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

                  (d) Intellectual Property.

                           (i) Except as set forth in Exhibit 18.1(d)(i), the
                  Software and Data include all software, data and all other tangible or intangible information or materials, including all Customer Data, that were prior to the filing of the Petitions used or held for use, or that are currently held for use or intended to be used or held for use, in connection with the Gas and Power Business.

                           (ii) Except as set forth in Exhibit 18.1(d)(ii), the
                  Enron Parties have and are validly licensing or transferring to UBS and the UBS Affiliates all ownership, license rights and other Intellectual Property Rights (as applicable) in the Proprietary Software and Data (all such rights, collectively, the "Enron Intellectual Property Rights") necessary to operate the Gas and Power Business.

                           (iii) Except as set forth in Exhibit 18.1(d)(iii),
                  the Enron Parties have full and exclusive right, title, interest and ownership, including all Intellectual Property Rights associated therewith, in and to all Proprietary Software and Data, which in all cases are free and clear of all Liens.

                           (iv) The Enron Parties are licensees of Third Party
                  Software that is assigned to UBS by such Enron Parties in connection with the transactions contemplated by this Agreement.

                           (v) [Reserved]

                           (vi) All licenses, agreements and other sources of
                  rights that are assigned to UBS by such Enron Parties in connection with the transactions contemplated by this Agreement pursuant to which the Enron Parties hold any license rights or other rights in Software or Data are in full force and effect and are valid and binding on Enron Parties and to the knowledge of the Enron Parties on all counterparties thereto.

                           (vii) [Reserved]

                           (viii) Except as set forth in Exhibit 18.1(d)(viii),
                  Exhibit 27-2 and Exhibit 27-3, there are no other registrations, filings or recordations necessary or required with respect to the Proprietary Software, the Licensed Patents or the Marks, except in connection with abandoned trademark registrations or applications. All required fees and taxes to record and maintain ownership of patented or registered Proprietary Software and Data have been paid. The Enron Parties are not in violation of, and will not, as a result of the execution, delivery or performance of this Agreement be in violation of or lose any rights pursuant to, any license or agreement affecting any rights described in this Section 18.1(d)(viii).

                           (ix) Except as set forth in Exhibit 18.1(d)(ix), all
                  granted and issued patents and all trademarks, service marks and domain names listed in Exhibit 27-2 and Exhibit 27-3 and all copyrights held by the Enron Parties or their Affiliates are valid and enforceable. Except in the ordinary course of business through their licensing agreements, neither the Enron Parties nor their Affiliates have granted any options, exclusive licenses, assignments or agreements of any kind relating to (A) ownership of Proprietary Software or Data or
                  (B) the marketing or distribution of works or rights embodying Proprietary Software or Data except as set forth in Exhibit 18.1(d)(ix).

                           (x) To the knowledge of the Enron Parties, there has
                  not been and there is not any material unauthorized use, infringement or misappropriation of any of the Enron Intellectual Property Rights by any third party, including any employee or former employee. The Enron Parties have taken reasonable measures to protect and preserve the security, confidentiality, value and ownership of the Enron Intellectual Property Rights, including trade secrets and other confidential information and to obtain authorization, through terms and conditions, notices, consents or otherwise, to use Customer Data in the Gas and Power Business as conducted and proposed to be conducted. All employees and consultants of the Enron Parties or their Affiliates involved in the design, review, evaluation or development of products or intellectual property rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Enron Intellectual Property Rights and to vest in the Enron Parties or their Affiliates exclusive ownership of such Enron Intellectual Property Rights. To the knowledge of the Enron Parties, all Trade Secrets of the Enron Parties and their Affiliates are presently valid and protectable and are not part of the public domain or knowledge, nor, to the knowledge of the Enron Parties, have they been used, divulged on a non-confidential basis or appropriated for the benefit of any Person other than the Enron Parties and their Affiliates or otherwise to the detriment of the Enron Parties or their Affiliates.

                           (xi) With respect to software licensed from third
                  parties that are assigned to UBS or any UBS Affiliate, the Enron Parties currently comply with all material terms and conditions of the applicable license agreements. Except as set forth on Exhibit 18.1(d)(xi), all of the Third Party Software is either (A) generally available, off-the-shelf, non-customized software, (B) assignable at will by the Enron Parties to UBS or any UBS Affiliate or (C) customization of the off-the-shelf software that is freely assignable to UBS in connection with this Agreement.

                           (xii) [Reserved]

                           (xiii) Except as set forth in Exhibit 18.1(d)(xiii),
                  no copy of the Source Code of any Proprietary Software is subject to or held in escrow or is in any third party's possession.

                           (xiv) The Enron Parties have taken all measures
                  appropriate, in the reasonable judgment of Enron Parties, to protect the Enron Intellectual Property Rights. The Enron Parties have treated the Proprietary Software and Data as confidential information or as trade secrets.

                           (xv) To the knowledge of the Enron Parties, none of
                  the Proprietary Software or Data infringes any copyright or copyright applications or patents of others, and none of the Proprietary Software or Data constitutes an infringement or misappropriation of proprietary information, trade secrets or any other Intellectual Property Right of others. Except as set forth on Exhibit 18.1(d)(xv), to the knowledge of the Enron Parties, no claims with respect to the Proprietary Software or the Data have been asserted or, to the knowledge of the Enron Parties, are threatened by any Person nor is there any basis for bona fide claims (A) to the effect that the conduct of the Gas and Power Business as historically conducted infringes any copyright or patent of any Person, (B) against the use by the Enron Parties or their Affiliates of any Proprietary Software or Data, or (C) challenging the ownership, validity or effectiveness of any of the Enron Intellectual Property Rights in any of the Proprietary Software or Data.

                           (xvi) No licensing fees, royalties, or payments are
                  due and payable by the Enron Parties for the use of the Proprietary Software or Data other than maintenance fees incurred in the ordinary course of business.

                           (xvii) None of the Enron Parties has taken any action
                  that would have the effect of waiving any rights to the Proprietary Software or Data.

                           (xviii) None of the Enron Parties nor, to the
                  knowledge of the Enron Parties, any third party is in default under any licenses, agreements or other sources of rights with respect to the Proprietary Software or Data, and to the knowledge of the Enron Parties, there exists no event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder.

                           (xix) No Enron Intellectual Property Right is subject
                  to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licenses granted hereunder by the Enron Parties. Except as set forth in Exhibit 18.1(d)(xix), neither the Enron Parties nor their Affiliates have entered into any agreement outside of the ordinary course of business to indemnify any other Person against any charge of infringement of any Enron Intellectual Property Right.

                  Neither the Enron Parties nor their Affiliates have entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Enron Intellectual Property Right.

                  (e) Information Technology.

                           (i) All Hardware is either (A) owned by one of the
                  Enron Parties free and clear of Liens or (B) leased by one of the Enron Parties under agreements that permit the Enron Parties to perform all their obligations under this Agreement, including their obligations to provide services, grant licenses and transfer rights to UBS and the UBS Affiliates.

                           (ii) (A) As of the date of delivery thereof in
                  accordance with this Agreement, the Deliverables will include any Documentation of the Proprietary Software; (B) as of the Effective Date, the Proprietary Software contains no bugs, faults, or other defects of functionality or performance that are known and material; (C) as of the Effective Date, the Proprietary Software contains no viruses, Trojan horses, trap doors, time bombs or other devices that disable the Software or permit unauthorized access; (D) as of the Effective Date, the Enron Parties have delivered or made available to UBS all reports, analyses and investigations performed by or on behalf of the Enron Parties or their Affiliates concerning the processing capacity of the Proprietary Software.

                  (f) Litigation, Liabilities, etc. Except as set forth in
Schedule 2.1(f) to the Master Agreement, there are no suits, actions, claims, complaints, litigation, investigations or legal or administrative or arbitration proceedings in respect of the Gas and Power Business, pending or, to the knowledge of an Enron Party, threatened, whether at law or in equity, or before or by any federal, foreign, state, local or other governmental department, commission, board, bureau, agency or instrumentality (other than matters that would not reasonably be expected to have a Material Adverse Effect). There are no judgments, decrees, injunctions, rulings, awards or orders of any court, Governmental Entity or arbitrator against any Enron Party, any of their Affiliates, or any of their respective assets or properties, relating to or affecting the Gas and Power Business (other than matters that would not reasonably be expected to have a Material Adverse Effect). None of UBS or any of the UBS Affiliates shall assume or become responsible for any liability or obligation of any kind of the Enron Parties or any of their Affiliates as a result of the entry by UBS or the UBS Affiliates into and performance of this Agreement and the Related Agreements.

                  (g) Compliance; Governmental Authorizations. Except as set forth in Schedule 2.1(g) to the Master Agreement and except for any instances that would not reasonably be expected to have a Material Adverse Effect, each Enron Party is in compliance in all material respects with all Applicable Laws (including those relating to environmental protection and occupational safety and health (the "Environmental Laws")) applicable to the conduct of the Gas and Power Business. To the knowledge of the Enron Parties, there are no present or past conditions relating to the Enron Parties or the Gas and Power Business that could reasonably be expected to lead to any liability material to the future conduct of the Gas and Power Business or UBS or the UBS Affiliates or otherwise could reasonably expected to have a Material Adverse Effect, for violation of any Applicable Laws.

                  (h) Taxes. None of the Deliverables is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax nor, to the Enron Parties' knowledge, is any taxing authority in the process of imposing any Lien for Taxes upon any of the Deliverables other than a Lien for Taxes not yet due and payable.

                  (i) Brokers. Except for The Blackstone Group and Houlihan Lokey Howard & Zukin, the fees and expenses of which shall be borne by Enron, no agent, broker, investment banker, Person or firm acting on behalf the Enron Parties or any of their Affiliates or under the authority of any of the Enron Parties or any of their Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby for which UBS or any UBS Affiliate could be liable.

                  (j) Sufficiency of Assets. Except as set forth on Exhibit 18.1(j), together the Deliverables, the Other Assets, the Enron Transition Services, the real estate leased or subleased to UBS, the Trade Secrets, the Licensed Patents, the Marks and the Third Party Software constitute all assets (other than employees) necessary to operate the Gas and Power Business in substantially the same manner as such business was conducted by the Enron Parties and their Affiliates during the third quarter of 2001.

                  18.2. Representations and Warranties by UBS. UBS represents and warrants to the Enron Parties as follows:

                  (a) Organization and Standing. UBS is a company duly organized and validly existing under the laws of Switzerland.

                  (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Related Agreements and all other agreements, documents and instruments contemplated in connection with this Agreement to which UBS is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of UBS. UBS has all requisite power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby and UBS has duly executed and delivered this Agreement. This Agreement, the Related Agreements and such other agreements, documents and instruments executed in connection herewith to which UBS is a party when executed and delivered will be the legal, valid and binding obligation of UBS, enforceable in accordance with their respective terms.

                  (c) Conflicts; Consents. Assuming (i) compliance with the information requirements of the HSR Act, if any, (ii) the issuance of the Bankruptcy Court Order and (iii) the issuance and continued effectiveness of Power Marketing Authorization by the Federal Energy Regulatory Commission ("FERC") for UBS neither the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby or compliance by UBS with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the constitutive documents of

UBS, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which UBS is a party, or by which UBS or its properties or assets, may be bound or affected (except for such conflicts, breaches or defaults as to which requisite waivers or consents shall be obtained before the Effective Date), or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to UBS or its properties or assets, in each case in clause (ii) or (iii), which conflict, breach, default, right or violation could reasonably be expected to materially impair its ability to consummate the transactions contemplated hereby. Except
(a) as set forth on Schedule 2.2(c) to the Master Agreement, (b) for consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court, (c) for filings pursuant to the HSR Act, if any, and (d) the issuance and continued effectiveness of Power Marketing Authorization for UBS, no consent or approval by, or any notification of or filing with, any Person is required in connection with the execution, delivery and performance by UBS of this Agreement, the Related Agreements or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

                  (d) Brokers. Except for UBS Warburg, the fees and expenses of which shall be borne by UBS, no agent, broker, investment banker, Person or firm acting on behalf of UBS or under the authority of UBS is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby for which the Enron Parties will be liable.

                                   ARTICLE XIX
                                   -----------
                                 INDEMNIFICATION
                                 ---------------

                  19.1. Indemnification.

                  (a) The Enron Parties jointly and severally agree to indemnify and hold harmless UBS and the UBS Affiliates and their respective shareholders, partners, directors, officers, employees and other agents and representatives (each, a "UBS Indemnified Party") from and against any and all Losses incurred or suffered by any UBS Indemnified Party at the time such Losses are incurred or suffered, arising from, by reason of or in connection with:

                           (i) any misrepresentation or breach of any
                  representation or warranty of any Enron Party contained in this Agreement, the Related Agreements or in any other agreement, document, instrument or certificate delivered or entered into by any Enron Party on the Effective Date in connection herewith or therewith;

                           (ii) any breach of any covenant or agreement of any
                  Enron Party or Enron Canada contained in this Agreement, the Related Agreements or in any other agreement, document, instrument or certificate delivered or entered into by any Enron Party or Enron Canada on the Effective Date in connection herewith or therewith, provided that Losses arising from any breach of any covenant or agreement of any Enron Party contained in Article XI shall not include any diminutions in value and fees and disbursements of counsel, consultants, accountants and other professionals;

                           (iii) any and all liabilities or obligations of any
                  of the Enron Parties or their Affiliates or the failure of any of the Enron Parties or their Affiliates to pay or discharge the same, including (A) any and all Enron Parties Liabilities and (B) any liabilities resulting from a claim by a Governmental Entity or Enron employee, whether or not hired by UBS or any UBS Affiliate, that relate to the employment of Enron employees, including any liability under the Worker Adjustment and Retraining Notification Act or otherwise relating to the discharge of Enron Employees; provided, however, that no UBS Indemnified Party shall be indemnified under this clause (iii) for any Losses to the extent arising from, by reason of or in connection with (x) any agreement, transaction, claim or other action between such UBS Indemnified Party and any Enron Party or any of their Affiliates except to the extent that it is an agreement, transaction, claim or other action under, related to, arising out of or resulting from this Agreement or any of the Related Agreements, or the performance by the Enron Parties of their respective obligations under this Agreement or any Related Agreement, or (y) any failure to pay or discharge all or any portion of any pre-petition liability or obligation of the Enron Parties or their Affiliates now held or hereafter acquired by UBS or its Affiliates or (z) any amounts recovered by or on behalf of Enron or its Affiliates or their respective estates or otherwise claimed or received by or on behalf of Enron or its Affiliates or their respective estates from any Eligible Employee.

                           (iv) any and all liabilities, obligations, claims or
                  demands of any nature whatsoever (including in respect of Taxes, royalty or other payments, actual or threatened litigation, suits, claims or demands resulting from improper use of any intellectual property or otherwise), or the failure of any of the Enron Parties or their Affiliates to pay or discharge the same, which arose or were incurred on or before the Effective Date or which are based on events occurring or conditions existing on or before the Effective Date, in each case under the Altra License;

                           (v) third-party claims in connection with the
                  provision of the UBS Transition Services (except for claims arising from the willful misconduct of UBS or the UBS Affiliates);

                           (vi) any act by an employee of any Enron Party (or
                  any Affiliate of any Enron Party), which results in, or is intended by such employee to result in malicious access into any of UBS's or any UBS Affiliate's systems, data, or Trade Secrets or Confidential Information;

                           (vii) any Taxes (A) attributable to the Gas and Power
                  Business or the Deliverables for any period or portion thereof ending on or before the Effective Date or (B) imposed on any Enron Party, any Affiliate of an Enron Party or any Enron Tax Group;

                           (viii) any and all actions, suits, proceedings,
                  demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (vii) of this Section 19.1(a);

provided, however, that the UBS Indemnified Parties shall not be entitled to indemnification under clause (i) above until the aggregate amount of Losses (together with Losses under Section 5.1(a) of the Master Agreement and Section 4.1(a) of the Canadian Master Agreement, without duplication) exceeds $5,000,000 (the "UBS Threshold"), at which point the UBS Indemnified Parties shall be entitled to indemnification for all Losses (without giving effect to the UBS Threshold), that in the aggregate exceed $2,500,000; provided, further, that the maximum amount for which the UBS Indemnified Parties shall be entitled to indemnification under clause (i) above (together with Section 5.1(a)(i) of the Master Agreement and clause (i) of Section 4.1(a) of the Canadian Master Agreement, without duplication) shall be $100,000,000.

                  Payments of indemnity pursuant to this Section 19.1(a) shall be made only through setoffs made pursuant to Section 5.4

                  (b) UBS agrees to indemnify and hold harmless each Enron Party and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives (each, an "Enron Indemnified Party") from and against any and all Losses incurred or suffered by any Enron Indemnified Party at the time such Losses are incurred or suffered, arising from, by reason of or in connection with:

                           (i) any breach of any representation or warranty of
                  UBS contained in this Agreement, in the Related Agreements or in any other agreement, document, instrument or certificate delivered or entered into by UBS on the Effective Date in connection herewith;

                           (ii) any breach of any covenant or agreement of UBS
                  or UBS Warburg Energy (Canada) Ltd. contained in this Agreement, in the Related Agreements or in any other agreement, document, instrument or certificate delivered or entered into by UBS or UBS Warburg Energy (Canada) Ltd. on the Effective Date in connection herewith;

                           (iii) any and all third party actions, suits,
                  proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) and (ii) of this Section 19.1(b);

                           (iv) any act by an employee of UBS or any UBS
                  Affiliate, which results in, or is intended by such employee to result in malicious access into any of the Enron Parties' or any of their Affiliates' systems, data, or Trade Secrets or Confidential Information;

                           (v) third party claims in connection with the
                  provision of the Enron Transition Services (except claims arising or resulting from the willful misconduct of the Enron Parties);

provided, however, that the Enron Indemnified Parties shall not be entitled to indemnification under clause (i) above until the aggregate amount of Losses (together with Losses under Section 5.1(b) of the Master Agreement and Section 4.1(b) of the Canadian Master Agreement, without duplication) exceeds $5,000,000 (the "Enron Threshold"), at which point the Enron Indemnified Parties shall be entitled to indemnification for all Losses (without giving effect to the UBS threshold), that in the aggregate exceed $2,500,000; provided, further that the maximum amount for which the Enron Indemnified Parties shall be entitled to indemnification under clause (i) above (together with Section 5.1(b)(i) of the Master Agreement and clause (i) of Section 4.1(b) of the Canadian Master Agreement, without duplication) shall be $100,000,000.

                  19.2. Certain Limitations. The remedies provided in this
Article XIX shall be the exclusive remedies of the parties for any claims for monetary damages under this Agreement, other than any claim relating to fraud. This Article XIX and Article V of the Master Agreement each provide indemnification among the parties hereto and, with respect to any claim that may be brought under either Article, such claim may be brought under either Article, or both, but any Loss or Enron Loss (as such term is defined in the Master Agreement) resulting from such claim may only be recovered once.

                  19.3. Procedures Relating to Third Party Claims.

                  (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article XIX arising from, by reason of, or otherwise in connection with an asserted or unasserted claim or demand made or which might be made by any Person against the indemnified party (a "Third Party Claim"), the indemnified party must send reasonably prompt notice to the indemnifying parties in writing of the Third Party Claim, including the nature and basis of such claim to the extent known by the indemnified party (the "Indemnification Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure. Each party shall provide to the other parties, upon such other parties' written request, reasonable access during normal business hours to the books, records and personnel in their possession or under their control that are reasonably necessary to verify such claim. UBS shall defend all Third Party Claims against it for which it may seek indemnity hereunder or under the Master Agreement with a degree of diligence consistent with UBS's customary defense of litigation against it.

                  (b) If a Third Party Claim is made against an indemnified party, the indemnified party shall allow the indemnifying party to consult with the indemnified party regarding the defense of such Third Party Claim, including any settlement thereof, and the indemnifying party shall be entitled to participate in the defense thereof, it being understood that the indemnified party shall control the defense of such Third Party Claim and shall not be required to take any action that may jeopardize any attorney-client privilege. An indemnified party shall not agree to settle any Third Party Claim for monetary damages without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

                  (c) In the event an action is commenced against UBS or a UBS Affiliate for infringement of Intellectual Property Rights for which indemnity is due under this Article XIX, then (a) in the case such action is brought in the courts of a state of the United States, UBS or the UBS Affiliate defendant will promptly seek removal to an appropriate United States District Court for subsequent referral to the Bankruptcy Court, and Enron will take all actions reasonably appropriate to support and justify such removal and referral to the Bankruptcy Court, on the grounds, among others, that Enron is a necessary party to the action, that the success of the transaction is essential to its reorganization, and that the bankruptcy court has "related to" jurisdiction over the dispute under 28 U.S.C. ss. 157 and (b) in the case such action is brought in a United States District Court, then UBS or the UBS Affiliate defendant will move to stay the action in such district court and the Enron Parties will simultaneously commence a declaratory judgment action in the Bankruptcy Court against the plaintiff, seeking adjudication of the dispute between the plaintiff and UBS or the UBS Affiliate defendant, as to which the Enron Parties have or may reasonably be expected to have an indemnification obligation, on the same grounds.

                  19.4. Procedures Related to Claims Other Than Third Party Claims. In the event any indemnified party should have a claim for indemnification against the indemnifying parties under this Article XIX that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying parties. The failure by any indemnified party so to notify the indemnifying parties shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure.

                  19.5. Calculation of Indemnity Payments. The amount of any indemnity payment shall be decreased to take account of the net present value of any reasonably expected net Tax benefits (using a discount rate of 10% per annum) and increased to take account of the net present value of any net Tax cost to the indemnified party that is reasonably expected by the indemnified party (using a discount rate of 10% per annum) arising from the receipt of any payment hereunder (grossed up for such increase).

                  19.6. Certain Litigation. Any settlement of Item 1 of Schedule 2.1(f) of the Master Agreement involving anything other than cash payments by an Enron Party or any Affiliate will be subject to the reasonable approval of UBS.

                                   ARTICLE XX
                                   ----------
                              TERM AND TERMINATION
                              --------------------

                  20.1. Term. The term of this Agreement shall commence on the Effective Date and shall terminate upon the 20th anniversary of the Effective Date, unless terminated earlier in accordance with this Agreement. Any termination of this Agreement shall be without prejudice to the rights of any party to this Agreement to receive such amounts as may then be owed to it hereunder and to recover such damages as may be due it by reason of any breach of this Agreement by the other party hereto. Termination of this Agreement is not a condition precedent to recovering damages for breach of this Agreement.

                  20.2. Termination at Will by UBS. UBS may terminate this Agreement and all licenses granted by or to it hereunder in its sole discretion, for any reason or no reason, at any time upon 30 days prior written notice to the Enron Parties. In the event of any termination of this Agreement during the term of exclusivity and prior to the Conversion Date, (i) UBS shall permit the employees of UBS dedicated to the Gas and Power Business to be reinstated to Enron and its Affiliates and shall release such employees, as necessary, of any ongoing obligations to UBS or the UBS Affiliates; (ii) UBS shall reinstate to Enron and its Affiliates, at UBS's cost, real estate and computer Hardware acquired by UBS hereunder, subject to the reasonable satisfaction of the transitional requirements of UBS in connection with an orderly winding down of the Gas and Power Business; (iii) UBS and its Affiliates shall grant a worldwide, fully paid-up, royalty-free, non-exclusive, perpetual, irrevocable, sublicensable license to the Enron Parties under their Intellectual Property Rights to use, display, perform, copy, modify, import, distribute and otherwise exploit any and all modifications and improvements, upgrades, updates and derivative works of the Proprietary Software and any inventions, copyrightable works or other subject matter incorporating any portion of the Proprietary Software, in each case developed or created by or at the direction of UBS or the UBS Affiliates and owned by UBS as provided in Section 1.5.; and (iv) at any time during the first year following the termination date, UBS and the UBS Affiliates shall be subject to noncompetition restrictions generally on the same basis as the non-competition provisions of Sections 7.1(a), (b) and (c), with the same exclusions and limitations as set forth therein.

                  20.3. Termination for Cause by the Enron Parties. The Enron Parties may terminate this Agreement immediately upon notice to UBS upon the occurrence of one or more of the following events:

                  (a) UBS has materially breached this Agreement, which breach it has not substantially cured within 30 days following written notice describing such breach received from the Enron Parties; or

                  (b) UBS (i) is the subject of a petition filed under the bankruptcy laws of the United States; (ii) has made a general assignment for the benefit of its creditors; (iii) has had a receiver appointed for any part of its property; or (iv) dissolves or otherwise ceases to do business.

                  20.4. Events Upon Termination. In connection with any termination of this Agreement, the Enron Parties shall take all reasonable actions, including the granting to UBS and the UBS Affiliates of such limited Intellectual Property Rights as may be required, to enable UBS and the UBS Affiliates to unwind the positions held by them prior to such termination. In connection with the winding down of the Gas and Power Business, UBS may in its discretion service, fulfill, monetize, restructure, optimize, dispose of or hold to maturity any then-existing energy contract obligations or positions of UBS and the UBS Affiliates.

                                   ARTICLE XXI
                                   -----------
                                   COOPERATION
                                   -----------

                  21.1. The Enron Parties and UBS each individually agree, at any time and from time to time after the date hereof upon the request of another party hereto, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required for the performance of the obligations and consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the

Enron Parties and UBS acknowledge that significant cooperative efforts will be necessary among them to effect the purpose, intent and spirit of this Agreement, and accordingly agree to negotiate in good faith and enter into further agreements that may be appropriate or necessary to fulfill the purpose, intent and spirit of this Agreement. Without limitation of the foregoing, the Enron Parties shall take all such reasonable action and do or cause to be done all such reasonable things as UBS may reasonably consider necessary in order that the value of all rights of the Enron Parties under express or implied warranties from suppliers, manufacturers, retailers or other third parties of the Hardware or Other Assets, to the extent such warranties are not transferred to UBS or the UBS Affiliates under this Agreement, is preserved for, and the benefits thereof enure to, UBS to the extent that such rights are preserved for and such benefits enure to the Enron Parties.

                                  ARTICLE XXII
                                  ------------
                         AMENDMENTS TO MASTER AGREEMENT
                         ------------------------------

                  The Enron Parties and UBS desire to amend certain provisions of the Master Agreement as set forth in this Article XXII.

                  22.1. Amendments.

                  (a) Section 3.8(b) of the Master Agreement is hereby amended by adding the following as the ending of the last sentence thereof:

                           "promptly after Closing and (subject as aforesaid) the Enron Parties may keep a copy of such files and records, which shall constitute Confidential Information under the License Agreement".

                  (b) Section 3.8(c) of the Master Agreement is hereby amended by replacing clause (z) thereof with the following:

                           "(z) any matter to the extent of the respective rights of the Enron Parties under Chapter 5 of the Bankruptcy Code, including, without limitation, commencing any avoidance action against any such Eligible Employee".

                  (c) Section 3.8(d) of the Master Agreement is hereby amended by replacing the amount "$11,000,000" specified therein with the amount "$10,587,000" and by replacing the amounts "$6,000,000" specified therein with the amounts "$5,587,000".

                  (d) Section 3.9(a) of the Master Agreement is hereby amended by adding, in the sixth line, (i) a comma after the word "shall" and before the word "at" and (ii) a comma after the word "expense" and before the word "properly".

                  (e) Section 3.9(c) of the Master Agreement is hereby amended by adding, in the thirteenth line, (i) a comma after the word "by" and before the word "and" and (ii) a comma after the word "of" and before the word "Enron".

                  (f) The first proviso of clause (ii) of Section 3.9(d) of the Master Agreement is hereby replaced in its entirety with the following:

                           "provided, however, that before effecting any such withholding on payments to Enron Canada, UBS will consult with Enron Canada regarding the need to withhold and alternatives that could reduce such withholding and shall use its reasonable best efforts to adopt such an alternative requested by Enron Canada, so long as such alternative is not detrimental to UBS in UBS's good faith judgment;".

                  (g) Section 4.2(i) of the Master Agreement is hereby amended by replacing the amount "$6,000,000" specified therein with the amount "$5,587,000".


                  (h) The references to "clause (i) of Section 19.1(a) of the License Agreement" in Section 5.1(a) of the Master Agreement are hereby each replaced in their entirety with the following:

                           "clause (i) of Section 19.1(a) of the License Agreement and clause (i) of Section 4.1(a) of the Canadian Master Agreement".

                  (i) Clause (ii) of Section 5.1(a) of the Master Agreement is hereby amended by adding, in the first line, the words "or Enron Canada Corp." after the words "Enron Party" and before the word "contained".

                  (j) Clause (iii) of Section 5.1(a) of the Master Agreement is hereby amended by adding the following at the end thereof:

                           "provided, however, that no UBS Indemnified Party shall be indemnified under this clause (iii) for any Losses to the extent arising from, by reason of or in connection with (x) any agreement, transaction, claim or other action between such UBS Indemnified Party and any Enron Party or any of their Affiliates except to the extent that it is an agreement, transaction, claim or other action under, related to, arising out of or resulting from this Agreement or any of the Related Agreements, or the performance by the Enron Parties of their respective obligations under this Agreement or any Related Agreement, or (y) any failure to pay or discharge all or any portion of any pre-petition liability or obligation of the Enron Parties or their Affiliates now held or hereafter acquired by UBS or its Affiliates or (z) any amounts recovered by or on behalf of Enron or its Affiliates or their respective estates or otherwise claimed or received by or on behalf of Enron or its Affiliates or their respective estates from any Eligible Employee;"

                  (k) Clause (iv) of Section 5.1(a) of the Master Agreement is hereby (i) renumbered as clause (v) and (ii) amended by replacing the words "clause (i) through (iii)" with the words "clauses (i) through (iv)".

                  (l) Section 5.1(a) of the Master Agreement is hereby amended by adding, after Clause (iii), the following Clause (iv):

                           "(iv) any and all liabilities, obligations, claims or demands of any nature whatsoever (including in respect of Taxes, royalty or other payments, actual or threatened litigation, suits, claims or demands resulting from improper use of any intellectual property or otherwise), or the failure of any of the Enron Parties or their Affiliates to pay or discharge the same, which arose or were incurred on or before the Effective Date or which are based on events occurring or conditions existing on or before the Effective Date, in each case under the License and Adoption Agreement, dated as of December 28, 2001, by and between Net Works and Altra Software Services, Inc.;"

                  (m) The references to "clause (i) of Section 19.1(b) of the License Agreement" in Section 5.1(b) of the Master Agreement are hereby replaced in their entirety with the following:

                           "clause (i) of Section 19.1(b) of the License Agreement and clause (i) of Section 4.1(b) of the Canadian Master Agreement".

                  (n) Clause (ii) of Section 5.1(b) of the Master Agreement is hereby amended by adding (i) in the first line, the words "or UBS Warburg Energy (Canada) Ltd." after the word "UBS" and before the word "contained", and (ii) in the fourth line, the words "or UBS Warburg Energy (Canada) Ltd." after the word "UBS" and before the word "on".

                  (o) The following definition is added to Article VII of the Master Agreement:

                           "Canadian Master Agreement" means the Canadian Master Agreement, dated as of the Effective Date, between Enron Canada, a corporation continued under the laws of Canada and UBS Warburg Energy (Canada) Ltd., a corporation incorporated under the laws of Canada."

                  22.2. Miscellaneous. Except as set forth above, there are no other changes, revisions or amendments to the Master Agreement and the Master Agreement remains in full force and effect and this Article shall not by implication or otherwise limit, impair, constitute a waiver or amendment of, or otherwise affect the rights and remedies of the parties hereto under the Master Agreement.

                                  ARTICLE XXIII
                                  -------------
                                  OTHER REMEDY
                                  ------------

                  23.1. Injunctive Relief. Due to the critical nature of the Enron Parties' obligations hereunder to UBS's and the UBS Affiliates' continued business operations, and the absolute reliance by UBS and the UBS Affiliates' on the Enron Parties to perform the Enron Parties' obligations hereunder and continue operations as set forth herein on a timely basis, the Enron Parties agree that UBS and the UBS Affiliates may obtain an injunction to force compliance with the provisions of this Agreement.

                  23.2. Sole Remedy. Apart from the remedy specified in Section
23.1 and except in the case of fraudulent behavior by one party, each party's sole remedy for breach of this Agreement is the indemnity provided pursuant to
Article XIX.

                                  ARTICLE XXIV
                                  ------------
                                   TAX MATTERS
                                   -----------

                  24.1. Taxes.

                  (a) The Enron Parties and UBS shall each bear 50% of all stamp, transfer, excise, documentary, sales, use, registration and other similar taxes and fees (including any penalties and interest) arising out of or in connection with the transactions contemplated by this Agreement and the other agreements, documents and instruments executed pursuant hereto. The party responsible for filing any necessary tax returns and other documentation with respect to any such Taxes shall, at its own expense, properly file such return or other documentation and provide to the other parties evidence of filing and payment of all such Taxes. The Enron Parties and UBS will reasonably cooperate with one another to lawfully minimize such Taxes. Nothing in this Section 24.1(a) shall affect the provisions of Section 24.1(c).

                  (b) Notwithstanding any other provision contained in this Agreement, the Master Agreement and the other Related Agreements the covenants contained in this Section 24.1 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions).

                  (c) Notwithstanding any other provision contained in this Agreement, the Master Agreement and the other Related Agreements, UBS shall be responsible for all taxes imposed on UBS or the UBS Affiliates under Part IX of the Excise Tax Act (Canada) in respect of the transactions pursuant to the License Agreement and the other Related Agreements; provided, however, that UBS shall not be responsible for such taxes imposed in respect of a Royalty that is paid and required to be paid to Enron Canada by a non-resident (for the purposes of such Act) of Canada that is not registered for purposes of such Part IX. UBS agrees to cause any payor (that is registered for purposes of Part IX of the Excise Tax Act (Canada)) of a Royalty to Enron Canada to claim input tax credits in respect of such taxes and so long as the payor of a Royalty to Enron Canada is registered for purposes of Part IX of the Excise Tax Act (Canada), Enron Canada agrees to indemnify the Royalty payor for any Losses arising from the denial by Canada Customs and Revenue Agency of all or part of such credits; provided that the Royalty payor shall, to the extent requested by, and at the cost of, Enron Canada, object to such denial and shall provide reasonable cooperation in respect of such objection.

                  (d) All payments by UBS and the UBS Affiliates, as the case may be, under this Agreement, the Master Agreement and the other Related Agreements shall be made free and clear of, and without reduction for, any withholding taxes or other governmental charges. The preceding sentence shall not apply (i) to a payment made to a payee that for purposes of the relevant withholding tax or governmental charge is no longer a resident of the country of which it was a resident on the Effective Date; (ii) to a Royalty payment, if any, made and required to be made to Enron Canada; provided, however, that before effecting any such withholding on payments to Enron Canada UBS will consult with Enron Canada regarding the need to withhold and alternatives that could reduce such withholding and shall use its reasonable best efforts to adopt such an alternative requested by Enron Canada, so long as such alternative is not detrimental to UBS in UBS's good faith judgment; and provided further, however, that UBS, to the extent requested by, and at the cost of, Enron Canada, will cooperate with Enron Canada in connection with refund claims that Enron

Canada seeks to pursue in respect of any amounts withheld by UBS or its Affiliates; and (iii) to a payment made to a payee to the extent that such withholding taxes or other governmental charges in respect of such payee exceed the amount of such taxes or charges that would have been imposed if the payee and beneficial owner of such payment had been Enron.

                  (e) Except to the extent inconsistent with either a change of law or a written determination by a taxing authority addressed to a party to this Agreement, the parties agree that the payments made pursuant to Article V hereof represent the fair market value of the licenses granted hereunder. The parties shall treat such payments, for all United States and Canadian income tax purposes, as royalties (within the meaning of Section 61(a)(6) of the Internal Revenue Code of 1986, as amended) in respect of such licenses and shall refrain from taking any position inconsistent with such treatment. The foregoing shall not apply to so much of the payments made pursuant to Article V hereof as does not exceed, in the aggregate, the depreciated book value of the assets transferred pursuant to Article III hereof as reflected on the Enron Parties' books and records as of the date of such transfer.

                  (f) For the avoidance of doubt, for purposes of this Section 24.1, "Royalty" includes any payment made to Enron Canada by UBS or any UBS Affiliate pursuant to Article V or VI hereof, or any portion of such a payment.

                                   ARTICLE XXV
                                   -----------
                                 CONFIDENTIALITY
                                 ---------------

                  25.1. Confidentiality Obligations. The Enron Parties and UBS each acknowledge and agree that in the course of negotiating the terms of this Agreement and the Related Agreements and in the performance of this Agreement and the Related Agreements, from time to time each such party has disclosed and will disclose and has provided and will provide access to proprietary, confidential or nonpublic information of such party ("Discloser") and each has received and will receive ("Recipient") and has had access and will have access to proprietary, confidential or nonpublic information of the other party. For purposes of this Agreement, "Confidential Information" means all information disclosed to Recipient or its agents or employees in the course negotiating the terms of this Agreement and the Related Agreements and in the performance of this Agreement and the Related Agreements in any manner, whether orally, visually or in tangible form (including, without limitation, documents, devices and computer readable media) and all copies thereof, whether created by Discloser or Recipient, and whether or not marked by Discloser as "Confidential", "Proprietary" or the substantial equivalent thereof. However, Confidential Information shall not include any information that Recipient can demonstrate: (a) was in Recipient's possession prior to disclosure to Recipient;
(b) was generally known, in the trade or business in which it is practiced by Discloser, at the time of disclosure to Recipient hereunder, or becomes so generally known after such disclosure, through no act of Recipient or its employees, agents or independent contractors; (c) has come into the possession of Recipient from a third party who is not known by Recipient to be under any obligation to Discloser to maintain the confidentiality of such information; (d) was developed by Recipient independently of and without reference to Confidential Information or information that Discloser has disclosed in confidence to any third party. If a particular portion or aspect of Confidential Information becomes subject to any of the foregoing exceptions, all other portions or aspects of such information shall remain subject to all of the provisions of this Agreement.

                  25.2. Disclosure and Use. Except as expressly provided in
Article I, this Section 25.2, Section 5.5 (including for the Creditor's Committee as provided therein) or (i) as required by a court of competent jurisdiction (including the Bankruptcy Court), governmental entity or any liquidating trust for the benefit of creditors of the Enron Parties (provided that such liquidating trust enter into a confidentiality agreement on substantially the same terms as this Article XXV), or (ii) with the prior written consent of UBS, which shall not be unreasonably withheld or delayed, to any potential lender of the Enron Parties solely in connection with obtaining financing from such lender (subject in each case to confidentiality arrangements reasonably satisfactory to UBS having been entered into to protect the confidentiality of such Confidential Information), Recipient shall not use or disclose Confidential Information and shall prevent the use or disclosure of such information by Recipient's employees, agents, Affiliates and independent contractors. Recipient shall disclose Confidential Information only to those of its employees, agents and independent contractors who have a need to know such information for the performance of this Agreement or as necessary for any party to exercise its rights hereunder. Recipient shall require all employees, agents and independent contractors who have access to Confidential Information to execute a confidentiality agreement limiting their use of such information and prohibiting them from disclosing such information to third parties. Recipient agrees not to reproduce or copy by any means Confidential Information without Discloser's prior written permission in each case, except as reasonably required to perform under this Agreement or to exercise its rights hereunder. In the event that Recipient is ordered to disclose Discloser's Confidential Information pursuant to a requirement or order of any governmental authority, Recipient shall notify Discloser and take reasonable steps itself or in cooperation with Discloser to contest such requirement or order or otherwise reasonably protect Discloser's Confidential Information.

                                  ARTICLE XXVI
                                  ------------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  26.1. Entire Agreement. This Agreement, the Related Agreements and the other agreements, documents and instruments contemplated in connection herewith and therewith and the schedules and exhibits hereto and thereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties.

                  26.2. UBS Not Successor to the Enron Parties; No Assumed Liabilities. Neither UBS nor any UBS Affiliates shall be the successor to any Enron Party, and, other than obligations under contracts to the extent expressly assumed pursuant to the agreements entered into by UBS in connection with this Agreement or the Related Agreements, neither UBS nor any UBS Affiliate does or will assume (or intend to assume) or become or agree to become liable to pay, perform or discharge any obligation or liability whatsoever of the Enron Parties or their Affiliates, whether relating to the Gas and Power Business or otherwise, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable (all such obligations and liabilities being, collectively, the "Enron Parties Liabilities") and the Enron Parties Liabilities shall be retained by the Enron Parties.

                  26.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to UBS, to:

                           UBS AG
                           c/o UBS Warburg
                           299 Park Avenue
                           New York, New York 10171
                           Facsimile:  (212) 821-5804
                           Attention: Robert C. Dinerstein

                  with copies to:

                           Covington & Burling
                           1330 Avenue of the Americas
                           New York, New York  10019
                           Facsimile:  (212) 841-1010
                           Attention:  Michael B. Hopkins

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Facsimile:  (212) 558-3588
                           Attention:  Joseph B. Frumkin

                  If to an Enron Party to:

                           Enron Corp.
                           1400 Smith Street
                           Houston, Texas  77002
                           Facsimile:  (713) 646-2733
                           Attention:  Mark Muller
                  with a copies to:

                           Enron Corp.
                           1400 Smith Street
                           Houston, Texas  77002
                           Facsimile:  (713) 646-3393
                           Attention: Lance Schuler

                  with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, TX  75201
                           Facsimile:  (214) 746-7777
                           Attention:  Mary R. Korby

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                  26.4. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  26.5. Survival. Articles XVIII, XIX, XX, XXIII, XXIV, XXV and XXVI, Sections 1.5, 5.2, 5.5 and 5.7 shall survive any termination of this Agreement.

                  26.6. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Enron Canada shall be a third party beneficiary of each provision of this Agreement expressed herein to be for its benefit. Except as set forth in the previous sentence and as otherwise expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and not for the benefit of any third party.

                  26.7. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement or any Related Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Failure of any party to enforce any provision of this Agreement or any Related Agreement shall not be construed as a waiver of its rights under such or any other provision of this Agreement or any Related Agreement. No waiver of any provision of this Agreement or any Related Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

                  26.8. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto; except (i) that UBS may pledge or assign all or part of its rights and obligations hereunder (A) to any UBS Affiliate, so long as UBS guarantees the payment and performance by such UBS Affiliate hereunder, (B) upon or following the Conversion Date to any one or more Persons without limitation or restriction and
(C) in connection with any Change of Control of UBS or UBS Warburg and (ii) that any Enron Party may assign its rights hereunder to any Person that does not operate, sponsor or own any economic interest (other than a Royalty or an equity investment of less than five percent in a Person) in any electronic trading platform used for two-way electronic trading of any Gas or Power Commodities. Following any such permitted assignment, the term "UBS" shall mean such UBS assignee and the term "Enron Party" shall mean such assignee. Any purported assignment not permitted by this Section 26.8 shall be void.

                  26.9. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                  26.10. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND TO ITS BANKRUPTCY COURT FOR ANY DISPUTES OVER WHICH IT CONTINUES TO EXERCISE JURISDICTION. IN THE EVENT THERE IS NO FEDERAL JURISDICTION, EACH PARTY IRREVOCABLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK.

                  26.11. No Partnership. Each party to this Agreement agrees that this Agreement, the Related Agreements and all other arrangements, agreements and transactions contemplated hereby or thereby are not intended to constitute, either severally or in the aggregate, a partnership between any of the Enron Parties, on the one hand and UBS or any of UBS Affiliate, on the other hand; and, each party to this Agreement further agrees that it will not hold itself out or permit any of its subsidiaries to hold itself out as a partner or commit any other act or file any document with any Governmental Entity that is inconsistent with the foregoing.

                  26.12. Audit.

                  (a) UBS Data. The Enron Parties shall cooperate with UBS or with any regulatory authority in connection with the examination of UBS or any UBS Affiliate, and shall provide any data or information relating to the business of UBS or any UBS Affiliate in response to such regulatory examination, which may reasonably be required or requested by UBS or any UBS Affiliate in connection with an audit or required or requested by any regulatory authority with jurisdiction over the business of UBS or any UBS Affiliate. The Enron Parties shall retain, in accordance with their respective document retention policies, all documents relating to the Gas and Power Business not provided to UBS and the UBS Affiliates.

                  (b) Records. The Enron Parties shall make available such of its internal memoranda, maintenance logs, usage reports, accounting records, written policies (i) as reasonably deemed necessary by UBS or any UBS Affiliate in connection with any investigation or review by any regulatory agency (or its agents) with jurisdiction over UBS or any UBS Affiliate and (ii) all documentation related to the provision of Services hereunder (collectively, "Records"). Until the later of December 31, 2003 and the date on which Enron destroys or disposes of such Records in accordance with its document retention policies, such Records shall be held, open to reasonable inspection and subject to audit and/or reproduction, during normal working hours, by UBS or its authorized representative, to the extent necessary to adequately permit evaluation and verification of any invoices, payments or claims submitted by the Enron Parties or any of the Enron Parties' subcontractors.

                  26.13. Certain Post-Closing Adjustments to the Hardware.

                  (a) Until March 8, 2002, the parties hereto shall provide PricewaterhouseCoopers ("PwC") reasonable access during regular business hours to their respective facilities, personnel and records (in the case of UBS, that primarily relate to the Gas and Power Business as of immediately prior to the Effective Date), as may be reasonably requested by PwC to adequately permit the evaluation and verification by PwC of the accuracy of the description of the items set forth on Exhibit 27-1. In the event that PwC determines that the description of any item set forth on Exhibit 27-1 is inaccurate, Enron and UBS shall, working together in good faith, (i) consider any reasonable recommendations of PwC to correct any such inaccuracies (including exchanges, as appropriate, between UBS and Enron of comparable computers, servers, workstations, routers, hubs, switches and other information technology equipment) and (ii) make such adjustments as may agreed by the parties hereto in connection therewith.

                  (b) Prior to March 8, 2002, Enron and UBS will work together in good faith to identify any surplus personal computers ("Surplus Computers") located on the 5th and 6th floors of the building known as "Enron Center South" located at 1500 Louisiana, Houston, Harris County, Texas 77002. UBS shall convey to Enron any personal computers that the parties hereto reasonably determine to be Surplus Computers reasonably promptly following such determination.

                  (c) If at any time prior to March 8, 2002, Enron provides written notice to UBS of Enron's determination, in Enron's sole discretion, that it is necessary or appropriate that UBS return the hard drives of any personal computers conveyed to UBS pursuant to this Agreement, the parties hereto shall take such reasonable steps as may be necessary, in UBS' sole discretion, to facilitate the reasonably prompt removal and replacement of such hard drives in a manner minimizing any disruption to UBS and the conduct of the Gas and Power Business.

                  (d) The parties shall execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required any connection with this Section 26.13. The Enron Parties agree to promptly pay UBS' reasonable documented out-of-pocket expenses paid by UBS in connection with this Section 26.13.

                  26.14. Security. Until the earlier of (i) the date the applicable data, programs or other property is no longer located at the Enron Parties' premises and (ii) December 31, 2003, UBS or any UBS Affiliate, and representatives of any regulatory agency with jurisdiction over UBS or any UBS Affiliate, shall have the right to enter the Enron Parties' premises, or such other premises where the Enron Transition Services are provided, unannounced but within site security guidelines for the purpose of verification of security access and operational procedures. UBS's or any UBS Affiliate's personnel or agents designated for this purpose will not be unreasonably delayed in their access to the physical facilities, and will confine their activities to those areas housing UBS's or any UBS Affiliate's data, programs and other property.

                  26.15. Control of the Enron Parties. Each of the Enron Parties agrees that if any action is to be taken or any decision is to be made by the Enron Parties pursuant to this Agreement, the decision of ENA shall be deemed to control and bind all of the Enron Parties. Enron and Net Works agree to hold harmless ENA for all Losses, claims and liabilities arising out of any action taken or decision made by ENA pursuant to the authority granted to ENA in this section, except to the extent that such Losses arise out of the gross negligence or willful misconduct of ENA. At any time, ENA can relinquish its rights hereunder and, in its sole discretion, appoint one of the other Enron Parties as its successor.

                  26.16. Relationship of the Parties. The relationship hereby established between UBS and the UBS Affiliates and the Enron Parties is and shall be solely that of independent contractors. Nothing in this Agreement is intended or shall be deemed to (i) constitute a partnership, agency, franchise or joint venture relationship between the parties hereto, (ii) give either party hereto the power to direct or control the day-to-day activities of the employees of the other party, (iii) cause any employees or agents of either party to be deemed to be employees or agents of the other party for any purpose, or (iv) allow either party to create or assume any obligation on behalf of the other party except as expressly provided herein. In addition, neither party shall have any power to act for or represent the other, except as expressly provided in this Agreement.

                                  ARTICLE XXVII
                                  -------------
                          DEFINITIONS; INTERPRETATIONS
                          ----------------------------

                  27.1. Definitions.

                  As used herein, the terms below shall have the following meanings:

                  "Acceleration Exercise" has the meaning set forth in Section 6.1(b).

                  "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  "Agreement" has the meaning set forth in the Introduction hereof.



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

                  "Agreed Upon Procedures" has the meaning set forth in Section 5.9.

                  "Altra License" means the License and Adoption Agreement, dated as of December 28, 2001, by and between Net Works and Altra Software Services, Inc.

                  "Applicable Law" means any applicable statute, ordinance, code, rule, regulation, ruling, award, interpretation or order enacted, adopted, promulgated, applied or followed by any Governmental Entity.

                  "Bankruptcy Code" has the meaning set forth in the Introduction hereof.

                  "Bankruptcy Court" has the meaning set forth in the Introduction hereof.

                  "Bankruptcy Court Order" has the meaning set forth in Article VII of the Master Agreement.

                  "Bridgeline" has the meaning set forth in Section 7.1(e).

                  "Bridgeline Agreement" has the meaning set forth in Section 7.1(a).

                  "Business Day" means any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York.

                  "Business Costs" has the meaning set forth in Section 5.11.

                  "Business Unit" has the meaning set forth in Section 5.6.

                  "Calculation Period" has the meaning set forth in Section
5.11.

                  "Canadian Master Agreement" means the Canadian Master Agreement, dated as of the Effective Date, between Enron Canada, a corporation continued under the laws of Canada and UBS Warburg Energy (Canada) Ltd., a corporation incorporated under the laws of Canada.

                  "Change of Control" means with respect to any Person: (a) any consolidation or merger of such Person with or into any other Person, or any other corporate reorganization or transaction or series of related transactions (including the acquisition of ownership interests of such Person), whether or not such Person is a party thereto, in which the holders of the majority of the ownership interests of such Person immediately prior to such consolidation, merger, reorganization or other transaction or series of related transactions, beneficially own (within the meaning of the rules adopted by the Securities and Exchange Commission under the Exchange Act) ownership interests representing less than a majority of the voting power of such Person immediately after such consolidation, merger, reorganization or other transaction; (b) individuals who, at the date hereof, constitute the board of directors (or persons holding comparable positions) (the "Continuing Directors") of such Person cease for any reason to constitute a majority thereof, provided that any director of such Person who is not in office at the date hereof but whose election by the board of directors of such Person or whose nomination for election by the holders of the ownership interests of such Person was approved by a vote of at least two-thirds of the directors of such Person then still in office who either were


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

directors of such Person at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Agreement; or (c) a sale, lease, license or other disposition of all or substantially all of the assets of such Person.

                  "Chapter 11 Case" has the meaning set forth in the Introduction hereof.

                  "Client Software" means such portion of the Proprietary Software intended for use by counterparties or other business partners of the Person operating the Proprietary Software, and which operates based on a client/server or similar information technology architecture, together with all related documentation intended for the use of such counterparties or other business partners.

                  "C-Logic Software" has the meaning set forth in Section 1.7.

                  "CMC" has the meaning set forth in Section 1.4(c).

                  "Competing Business" has the meaning set forth in Section 7.1(b).

                  "Confidential Information" has the meaning set forth in
Section 25.1.

                  "Controlled Affiliate" has the meaning set forth in the Master Agreement.

                  "Conversion Date" has the meaning set forth in Section 6.2.

                  "Cumulative Losses" has the meaning set forth in Section 5.11.

                  "Customer Data" means solely the contact and identifying information relating to a customer or client of the Enron Parties or their Affiliates relating to the Gas and Power Business.

                  "Data" means all databases, network diagrams, system specifications, configuration data and other data relating to the Proprietary Software, the Gas and Power Business or the technical or business infrastructure relating thereto. Notwithstanding anything in the Agreement to the contrary, Data shall not include financial, transactional or other information regarding customers or counterparties other than Customer Data.

                  "Data Center" means a data center or data centers, in one or more locations, that is or are within the sole control of UBS, or the UBS Affiliates, for its or their use in the Gas and Power Business (and otherwise as permitted by the licenses granted by the Enron Parties herein) and which UBS or any UBS Affiliate has designated as the location or locations where the Hardware will be moved.

                  "Deliverables" means collectively, all Proprietary Software, Third Party Software to the extent assigned, Data and Hardware.

                  "Discloser" has the meaning set forth in Section 25.1.



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

                  "Documentation" means all documentation, technical notes, specifications, technical manuals, user manuals, schematics, diagrams, flow charts, file descriptions and other Data and information that describes the function or use of any of the Software.

                  "EEP" has the meaning set forth in Section 7.1.

                  "Effective Date" means the Closing Date, as defined in Section
1.3 of the Master Agreement.

                  "ENA" has the meaning set forth in the preamble hereto, and includes any successor thereto by operation of law or otherwise.

                  "Enhancement" means any extension or further development of an existing feature or capability, or any creation of a new capability or feature.

                  "Enron" has the meaning set forth in the preamble hereto, and includes any successor thereto by operation of law or otherwise.

                  "Enron Canada" means Enron Canada Corp., a corporation continued under the laws of Canada and a wholly-owned indirect subsidiary of Enron.

                  "Enron Change of Control" means (a) any Change of Control of any Enron Party or (b) a sale, lease or other disposition by any one or more of the Enron Parties of all or substantially all of the assets that constitute the Other Businesses.

                  "Enron Content" means the textual and graphic content displayed at the following URLs and related subpages to the extent that any of the Enron Parties is the sole owner of the Intellectual Property Rights therein:

http://www.enrononline.com/jsp/marketing/Markets/Power/USEast/index.jsp;
http://www.enrononline.com/jsp/marketing/Markets/Power/USWest/index.jsp;
http://www.enrononline.com/jsp/marketing/Markets/NaturalGas/Canadian/index.jsp
http://presenter.fyi-broadband.net/Playerx.asp?opt=txt&presID=1030&MediaID=1018;
http://presenter.fyi-broadband.net/Playerx.asp?opt=txt&presID=1031&MediaID=1031;
http://presenter.fyi-broadband.net/Playerx.asp?opt=txt&presID=1017&MediaID=1042;
http://presenter.fyi-broadband.net/Playerx.asp?opt=txt&presID=1028&MediaID=1021.


                  "Enron Employees" has the meaning set forth in Article VII of the Master Agreement.

                  "Enron Exercise Notice" has the meaning set forth in Section 6.1(b).

                  "Enron Group" means the Enron Parties and any Affiliate of the Enron Parties.

                  "Enron Indemnified Party" has the meaning set forth in Section 19.1(b).

                  "Enron Intellectual Property Rights" has the meaning set forth in Section 18.1(d)(ii).



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

                  "Enron Parties Liabilities" has the meaning set forth in
Section 26.2.

                  "Enron Party" and the correlative term "Enron Parties" have the meaning set forth in the preamble hereto.

                  "Enron Right" has the meaning set forth in Section 6.1(b)

                  "Enron Tax Group" means any consolidated, combined or unitary group of which any member of the Enron Group is or has been a member with respect to any Tax.

                  "Enron Transition Services" has the meaning set forth in
Section 11.2(a).

                  "Enron Threshold" has the meaning set forth in Section
19.1(b).

                  "Environmental Laws" has the meaning set forth in Section 18.1(g).

                  "EOL" means the Enron Online web site.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Notice" has the meaning set forth in Section 6.1(d).

                  "Exercise Price" has the meaning set forth in Section 6.1(a).

                  "Extraordinary Costs" has the meaning set forth in Section
5.11.

                  "FERC" has the meaning set forth in Section 18.2(c).

                  "Funding Costs" has the meaning set forth in Section 5.11.

                  "Gas and Power Business" has the meaning set forth in the Introduction hereof.

                  "Gas and Power Commodities" has the meaning set forth in the Introduction to the Master Agreement.

                  "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

                  "Hardware" means all computers, servers, workstations, routers, hubs, switches, and other information technology equipment, including data communications lines and other network equipment listed in Exhibit 27-1, and all associated firmware and documentation and except for the purposes of 3.1 and 18.1(j), any additional such equipment and associated firmware and documentation to be transferred, assigned or delivered to UBS hereunder in connection with Section 12.2(d).

                  "HSR Act" has the meaning set forth in Section 18.1(c).

                  "HPL Agreement" has the meaning set forth in Section 7.1(a).

                  "Income Before Income Taxes" has the meaning set forth in
Section 5.11.

                  "Indemnification Notice" has the meaning set forth in Section 19.3(a).

                  "Intellectual Property" and "Intellectual Property Rights" means any patent rights, copyrights, trade secrets, trademarks, service marks, trade names, business names, trade dress, trade styles, designs, logos, and other source or business identifiers, moral rights, know-how, and other similar rights recognized under any laws or international treaties or conventions, and in any country or jurisdiction in the world, as intellectual creations to which rights of ownership accrue, and all registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing now or hereafter in force.

                  "Internal Use Software" means all computer software programs and applications, databases and systems and user documentation in use on or in connection with any computer owned or leased by the Enron Parties or their Affiliates or server hosted for the Enron Parties or their Affiliates.

                  "Launch Date" has the meaning set forth in Section 10.1.

                  "Lease Agreements" has the meaning set forth in the Master Agreement.

                  "Licensed Patents" means all patents and patent applications listed in Exhibit 27-2, and, except for the purposes of Section 18.1(j), together with all other patents, patent applications, patent rights, inventions, invention disclosures, technology, know-how, formulae, customer lists, and business methods or processes, including, without limitation, all registrations, registration applications, extensions, divisions, reissues, renewals or continuations thereof, to be licensed to UBS hereunder in connection with
Section 12.2(d).

                  "Lien" means any lien, pledge, charge, option, restriction on transfer, claim, mortgage, deed to secure debt, deed of trust, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind; provided that a financing statement filed by the lessor of equipment to evidence its leasehold interest in such equipment shall not constitute a Lien.

                  "Losses" has the meaning set forth in Section 11.9(b).

                  "Marks" means all trademarks, service marks and trade names listed in Exhibit 27-3.

                  "Master Agreement" means the Master Agreement, dated as of January 14, 2002, among Enron, ENA, Net Works, and UBS.

                  "Material Adverse Effect" means a material adverse effect on the ability to operate the Gas and Power Business in a manner consistent with the operation of the Gas and Power Business prior to the filing of the Petitions in the first three quarters of 2001.

                  "Migration Plan" has the meaning set forth in Section 12.1.

                  "Net Trading Revenues" has the meaning set forth in Section 5.11.

                  "Net Works" has the meaning set forth in the preamble hereto.

                  "New Business" has the meaning set forth in Section 5.6.

                  "NBP" has the meaning set forth in Section 7.1.

                  "Object Code" means the form of a software application resulting from the compiling, assembly, or other translation or processing of the Source Code of the application by a computer into machine language or intermediate code, which is not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

                  "Option" has the meaning set forth in Section 6.1.

                  "Option Period" has the meaning set forth in Section 6.1(a).

                  "Option Termination Date" has the meaning set forth in Section 6.1(a).

                  "Other Assets" has the meaning set forth in Section 3.2.

                  "Other Businesses" has the meaning set forth in the Introduction hereof.

                  "Overhead Amount" has the meaning set forth in Section 5.11.

                  "Patent Improvements" means any modifications, enhancements, development, revision, variation, alteration, and, if applicable, new model of any Licensed Patents product or service developed, conceived, acquired, invented, discovered or owned subsequent to the Effective Date execution of this Agreement, including, without limitation, any inventions, discoveries, designs, works of authorship and other know-how relating thereto, that are made, conceived, developed, generated, documented or reduced to practice.

                  "Person" or "person" means any individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, or other entity (governmental or private) or group (as defined in Section 13(d)(3) of the Exchange Act).

                  "Petitions" has the meaning set forth in the Introduction hereof.

                  "Power Marketing Authorization" means authorization by FERC under Section 205 of the Federal Power Act to make sales of electricity at market-based rates, which authorization is subject to conditions not materially less favorable to UBS than the authorizations routinely issued by FERC to other power marketers.

                  "Prohibited Activities" has the meaning set forth in Section 7.1(a).

                  "Proprietary Data" means Data that Persons other than the Enron Parties either do not possess or, if such Persons possess such Data, may not use such Data without the license or authorization of the Enron Parties.



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

                  "Proprietary Software" means the software listed in Exhibit 27-4, including both Source Code and Object Code, associated Documentation, all works in progress relating to corrections, modifications, or enhancements thereto, and, except for the purposes of Section 3.1 and 18.1(j), any additional software or associated Documentation to be licensed or delivered pursuant to
Section 12.2(d).

                  "PwC" has the meaning set forth in Section 26.13.

                  "Quarterly Financial Information" has the meaning set forth in
Section 5.3.

                  "Recipient" has the meaning set forth in Section 25.1.

                  "Records" has the meaning set forth in Section 26.12(b).

                  "Related Agreements" means the Master Agreement, the Sublicense Agreement and any other document or agreement contemplated hereby or thereby between any of UBS and/or UBS Affiliates on the one hand, and Enron and its Affiliates on the other.

                  "Restricted Period" has the meaning set forth in Section 7.1(a)(i).

                  "Royalty" has the meaning set forth in Section 5.1.

                  "Royalty Percentage" has the meaning set forth in Section
5.11.

                  "Royalty Statement" has the meaning set forth in Section 5.11.

                  "Royalty Statement Date" has the meaning set forth in Section 5.11.

                  "Sale Exercise" has the meaning set forth in Section 6.1(b).

                  "Sale Option" has the meaning set forth in Section 6.1(c).

                  "Securitization Exercise" has the meaning set forth in Section 6.1(b).

                  "Service Provider" has the meaning set forth in Section 11.5.

                  "Service Recipient" has the meaning set forth in Section 11.5.

                  "Services" has the meaning set forth in Section 11.3(a).

                  "Shared IT Service Modifications" has the meaning set forth in
Section 1.4(c).

                  "Shared IT Services" has the meaning set forth in Section 1.4(c).

                  "Software" means collectively, all Proprietary Software and all Third Party Software.

                  "Source Code" means the original base code, together with associated libraries, command files and any other proprietary intermediate software, capable of being read by trained qualified persons, which can be used to create executable code, supplied on magnetic media in a format which can be read and printed by UBS's equipment and which is accessible for modification and, where software not owned by the Enron Parties, such as compilers, code generators, menu-building or graphic routines, is necessary to enable the base code to be translated into executable code, details of this software, including the identifier of the version currently used with the base code, together with all related technical information and associated Documentation and notes.

                  "Stub Period Royalty" has the meaning set forth in Section
5.1.

                  "Sublicense Agreement" means the Sublicense Agreement, dated as of February 8, 2002, among Enron, ENA, Net Works and UBS, and attached hereto as Exhibit 1.2(a).

                  "Surplus Computers" has the meaning set forth in Section
26.13.

                  "Tax" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on Enron, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties.

                  "Termination Exercise" has the meaning set forth in Section 6.1(b).

                  "Third Party Claim" has the meaning set forth in Section 19.3(a).

                  "Third Party Data" means Data other than Proprietary Data, regardless of whether in the public domain.

                  "Third Party Software" means all software, including both Source Code and Object Code to the extent possessed by any of the Enron Parties, and associated Documentation, which is licensed by any of the Enron Parties from a third party licensor and listed on Exhibit 27-5.

                  "Trade Secrets" means confidential information of value in the Gas and Power Business (other than financial information and information relating to transactions, in each case, regarding customers of the Gas and Power Business, to the extent prohibited by Law or contract), including historical and current financial, marketing, pricing and business data, financial and economic analytical models, historic and current research, data, ideas, compositions, financial, business and technical documentation, specifications, plans, proposals, research records, inventions, works of authorship, invention records and technical data, and all other know-how whether or not protected by patent or copyright law.

                  "Trading Businesses" has the meaning set forth in the Introduction hereof.

                  "Transition Services Period" has the meaning set forth in
Section 11.2(a).

                  "UBS" has the meaning set forth in the preamble hereto, and includes any successor thereto by operation of law or otherwise.

                  "UBS Affiliates" means (i) any Affiliate of UBS or (ii) any Person of which UBS or any Affiliate of UBS holds (other than solely for investment purposes) any ownership interests.

                  "UBS Approval" has the meaning set forth in Section 6.1(e).

                  "UBS Indemnified Party" has the meaning set forth in Section 19.1(a).

                  "UBS Threshold" has the meaning set forth in Section 19.1(a).

                  "UBS Transition Services" has the meaning set forth in Section 11.3(a).

                  "UBS Warburg" means UBS Warburg LLC, a Delaware limited liability company.

                  "U.S. GAAP" has the meaning set forth in Section 5.9.

                  "Web Site" means the internet web site with a URL and domain name to be determined by UBS that shall be the successor to EOL in connection with the Gas and Power Business and shall function in a manner facilitation UBS's conduct of the Trading Business.

                  27.2. Descriptive Headings; Certain Interpretations.

                  (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a Person includes its permitted successors and assigns; (vi) "$" and "dollars" refer to lawful money of the United States of America; and (vii) a reference in this Agreement to an Article, Section or Exhibit is to the Article, Section or Exhibit of this Agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     ENRON CORP.

                                     By: /s/ Mitchell S. Taylor
                                         ------------------------------------
                                         Name: Mitchell S. Taylor



                                     ENRON NORTH AMERICA CORP.

                                     By: /s/ Mitchell S. Taylor
                                         ------------------------------------
                                         Name: Mitchell S. Taylor



                                     ENRON NET WORKS L.L.C.

                                     By: /s/ Mitchell S. Taylor
                                         ------------------------------------
                                         Name: Mitchell S. Taylor



                                     UBS AG

                                     By: /s/ Robert C. Dinerstein
                                         ------------------------------------
                                         Name: Robert C. Dinerstein


                                     By: /s/ Patrick J. O'Donnell
                                         ------------------------------------
                                         Name: Patrick J. O'Donnell
                                         Title: MD





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